UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

KVH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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KVH Industries, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 26, 2010

and

Proxy Statement

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope or

vote your proxy over the Internet or by telephone.

This proxy statement and form of proxy are first being mailed to stockholders on or about April 23, 2010.

KVH Industries, Inc.

50 Enterprise Center

Middletown, RI 02842-5279

April 23, 2010

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of KVH Industries, Inc. Our meeting will be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 26, 2010, beginning at 11:00 a.m. local time.

At this year’s annual meeting, stockholders will be asked to take the following actions:

•	elect two directors;

•	approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock;

•

approve amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of our common stock issuable under the plan and to make certain other changes to the plan;

•	approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

•	vote upon any other matters appropriate to the meeting.

We have provided additional information about these items and the annual meeting in the attached notice of annual meeting and proxy statement.

Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Voting your proxy will ensure your representation at the annual meeting. If you hold your shares indirectly, such as through a brokerage firm or similar institution, you should follow the voting instructions provided by that firm.

I urge you to review the proxy materials carefully and to vote for the proposals described in the proxy statement.

Thank you for your cooperation, continued support, and interest in KVH Industries, Inc. I hope to see you at the annual meeting.

Sincerely,

Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board of Directors

KVH INDUSTRIES, INC.

Notice of Annual Meeting of Stockholders

to be held on May 26, 2010

KVH Industries, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island, on Wednesday, May 26, 2010, beginning at 11:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of two Class II directors;

2.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000;

3.	To approve amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan;

4.	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 600,000;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

6.	To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on Thursday, April 1, 2010 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on April 1, 2010 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

Felise Feingold
Secretary

Middletown, Rhode Island

April 23, 2010

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Purpose of the annual meeting

At the annual meeting, we will submit the following proposals to our stockholders:

Proposal One:	To elect two Class II directors to a three-year term.

Proposal Two:	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

Proposal Three:	To approve amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of our common stock issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan.

Proposal Four:	To approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 600,000.

Proposal Five:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Our Board of Directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our Board of Directors has fixed the close of business on Thursday, April 1, 2010, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of the annual meeting, and to vote at, the annual meeting. At the close of business on the record date, there were 14,966,026 shares of our common stock outstanding, which includes 650,316 shares of restricted stock awards which have been issued and therefore, have voting rights. Each share of common stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board of Directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

You can obtain directions to be able to attend the meeting and vote in person at www.kvh.com/annual. None of the information on our website or elsewhere on the Internet forms a part of this proxy statement or is incorporated by reference into this proxy statement.

Quorum requirement

Our by-laws provide that a quorum consists of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker “non-votes,” if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A “non-vote” occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Votes required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term. The affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date will be necessary to approve the proposed amendment to our certificate of incorporation. A majority of the votes properly cast at the annual meeting will be necessary to approve the proposed amendments to each of our Amended and Restated 2006 Stock Incentive Plan and our Amended and Restated 1996 Employee Stock Purchase Plan, the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm and any other matter to be acted upon at the annual meeting.

Abstentions and broker “non-votes” will not be included in calculating the number of votes cast on any proposal. Abstentions and broker “non-votes” will not have any effect on the outcome of the vote on the election of any director, the approval of the proposed amendments to our Amended and Restated 2006 Stock Incentive Plan or our Amended and Restated 1996 Employee Stock Purchase Plan or the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm. Abstentions and broker “non-votes” will have the same effect as a “no” vote on the proposal to approve the proposed amendment to our certificate of incorporation. Abstentions and broker “non-votes” will not have any effect on the outcome of the vote on any other proposal.

Our transfer agent, Computershare Trust Company, N.A., will separately tabulate the votes on each matter presented to the stockholders at the annual meeting.

Solicitation of proxies

We are soliciting proxies on behalf of our Board of Directors. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

•	sign and return another proxy card with a later date;

•	provide written notice of the revocation of your proxy to our secretary; or

•	attend the meeting and vote in person.

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One concerns the election of two Class II directors for three-year terms.

Our Board of Directors currently consists of six directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class II directors is expiring.

At present, Charles R. Trimble serves as our only Class II director, and we have three Class III directors. In order to achieve three equal classes of two directors each, our Nominating and Corporate Governance Committee has nominated Charles R. Trimble and Martin A. Kits van Heyningen to serve as Class II directors for a three-year term. Our stockholders elected Mr. Trimble at our annual meeting of stockholders in May 2007, and his current term will expire at the 2010 annual meeting. Our stockholders elected Mr. Kits van Heyningen at our annual meeting of stockholders in May 2008, and his current term will expire at the 2011 annual meeting.

Proxies will not be voted at the 2010 annual meeting for more than two candidates.

Messrs. Trimble and Kits van Heyningen have agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If Mr. Kits van Heyningen is not elected as a Class II director at the annual meeting, he will continue to serve as a Class III director until the expiration of his current term. If either Mr. Trimble or Mr. Kits van Heyningen is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board of Directors will designate at that time.

A plurality of the votes properly cast at the annual meeting will be necessary to elect each Class II director to a three-year term.

Our Board of Directors recommends that you vote FOR the election of Messrs. Charles R. Trimble and Martin A. Kits van Heyningen as our Class II directors.

PROPOSAL TWO: AMENDMENT TO OUR CERTIFICATE OF

INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

Proposal Two concerns a proposed amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

Our certificate of incorporation, as amended to date, currently authorizes the issuance of up to 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. On February 25, 2010, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to the certificate of incorporation, subject to stockholder approval, to increase the shares of common stock that are authorized for issuance by 10,000,000 shares, bringing the total number of shares of common stock authorized for issuance to 30,000,000. A copy of the proposed amendment is attached as Appendix A. The Board of Directors has not proposed any other changes to the certificate of incorporation. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized.

As of April 1, 2010 there were 14,966,026 shares of common stock outstanding, which includes 650,316 shares of restricted stock awards which have been issued and therefore, have voting rights. In addition, there were 835,325 stock option grants outstanding and 293,200 shares available for future issuance under of our equity compensation plans. If our stockholders approve the proposed amendments to the 2006 Plan and the 1996 Employee Stock Purchase Plan, we will reserve an additional 2,300,000 shares for issuance under that plan, which would reduce the number of shares available under our certificate of incorporation that are not reserved for a specific purpose to 1,605,449 shares.

The additional shares of common stock authorized by the proposed amendment to the certificate of incorporation could be issued at the direction of the Board from time to time for any proper corporate purpose, including, without limitation, equity compensation plans, the acquisition of other businesses, the raising of additional capital for use in our business, or a split of or dividend on then outstanding shares. The holders of shares of common stock do not presently have preemptive rights to subscribe for any of our securities, and holders of common stock will not have any such rights to subscribe for the additional common stock proposed to be authorized. We currently do not anticipate that we will seek stockholder approval of any authorization or issuance of additional shares of common stock unless required by applicable laws or exchange rules. Frequently, opportunities arise that require prompt action, and we believe that the delay necessitated for stockholder approval of the authorization or issuance of additional shares could be to the detriment to our stockholders.

The proposed increase in our authorized common stock will not have any effect on the rights of existing stockholders. To the extent that we issue any of the additional authorized shares in the future, the issuance of those shares will have a dilutive effect on the voting power and percentage equity ownership of our existing stockholders and, depending on the price at which the shares are issued, may have a dilutive effect on both the book value and market value of shares owned by our existing stockholders. We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares (within the limits imposed by applicable law and exchange rules) to make more difficult or to discourage an attempt to acquire control of KVH because the issuance of such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of KVH. We are not presently aware of any attempt, or contemplated attempt, to acquire control of KVH.

Except as described in this proxy statement, there are currently no definitive plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Except for shares of common stock reserved for issuance pursuant to our existing equity compensation plans, the Board has no current plans to issue additional shares of common stock. However, the Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals, and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the proposed amendment to the certificate of incorporation.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding on the record date will be necessary to approve the proposed amendment to the certificate of incorporation.

Our Board of Directors recommends that you vote FOR the proposed amendment to the certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.

PROPOSAL THREE: AMENDMENT OF OUR

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

Proposal Three concerns the approval of amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan.

We are asking our stockholders to approve amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan, or the 2006 Plan, which were approved by our Board of Directors on April 8, 2010, subject to stockholder approval. The amendments would increase the number of shares reserved for issuance under the 2006 Plan by 2,250,000 to a total of 4,250,000 and would make the following additional changes:

•

change the portions of the definition of “change of control” relating to either (i) a merger or consolidation of KVH with any other corporation or other entity or (ii) the sale or disposition of all or substantially all of our assets to provide that the “change of control” occurs upon consummation of such a transaction, rather than upon shareholder approval of such a transaction;

•

add a provision to state expressly that, consistent with our historical practice, shares of common stock tendered to us by a participant to exercise an award or otherwise acquire shares, as well as shares withheld from the exercise of an award or other acquisition of shares to cover the resulting tax liability, are not permitted to be added to the number of shares of common stock available for the grant of awards under the plan.

As of April 1, 2010, 1,960,466 shares of common stock have been issued, were reserved for issuance in connection with outstanding awards, or were cancelled under the 2006 Plan, and only 39,534 shares of common stock remained available for future grants under the 2006 Plan.

To facilitate the approval of proposed amendments to the 2006 Plan, our Board commits to our stockholders that, for fiscal years 2010 through 2012, we will prospectively maintain an average annual equity burn rate that does not exceed 5.15% (i.e., determined as of the end of fiscal year 2012), unless we otherwise receive stockholder approval to exceed that rate. For this purpose, we calculate our annual equity burn rate by dividing the sum of the number of shares of common stock subject to options and stock appreciation rights granted during the year plus twice the number of shares of common stock subject to restricted stock awards, restricted stock units and other full-value stock awards granted during the year by the weighted average number of shares of common stock outstanding during that year. In calculating our equity burn rate, we intend to include the automatic grants of shares of restricted stock to non-employee directors described elsewhere in this proxy statement but exclude awards that we settle in cash rather than shares of common stock, awards issued under any plans that we assume in connection with acquisitions, and issuances under tax-qualified employee stock purchase plans.

If the stockholders do not approve the proposed amendments to the 2006 Plan, our ability to grant any further options or make any further stock-based awards will be significantly curtailed, and our flexibility in granting other types of awards will be significantly limited. This may adversely impact our ability to attract, retain and motivate current and prospective employees.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendments to the 2006 Plan.

Our Board of Directors recommends that you vote FOR the amendments to the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan.

Description of the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan

The following is a brief summary of the material features of the 2006 Plan, including the amendments being submitted for approval by the stockholders. This summary does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan, as so amended, a copy of which is attached to this proxy statement as Appendix B.

Types of awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions. We refer to these collectively in this proxy statement as “awards.”

Stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that is at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company). No option may have a term longer than seven years (five years in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company). The 2006 Plan permits the following forms of payment of the exercise price of options:

•	by cash or check payable to the order of KVH Industries, Inc.;

•	delivery to us of shares of common stock held by the optionee having a fair market value equal to the aggregate exercise price of the options being exercised;

•	a “cashless exercise” through a broker supported by an irrevocable and unconditional undertaking by such broker to deliver sufficient funds to pay the applicable exercise price;

•

by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of the options being exercised; or

•	any combination of these forms of payment.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of the shares from the recipient in the event that the conditions specified in the applicable award are not satisfied before the end of the applicable restriction period established for the award. Instead of granting awards for restricted stock, the plan administrator may grant awards entitling the recipient to receive shares of common stock to be delivered at the time the awards vest. The 2006 Plan refers to these awards as “restricted stock units.”

Other stock-based awards. Under the 2006 Plan, the plan administrator has the right to grant other awards based upon our common stock having such terms and conditions as the plan administrator may determine, including the grant of shares based upon certain conditions. These stock-based awards may be valued in whole or in part on the basis of shares of our common stock or other property, may entitle participants to receive shares of our common stock in the future and may be paid in shares of our common stock or cash.

Eligibility to receive awards

All employees, officers, directors, consultants and advisors of ours and of our present or future parent or subsidiary corporations are eligible to receive awards under the 2006 Plan. We refer to holders of 2006 Plan awards in this proxy statement as participants. Under present law, however, incentive stock options may only be granted to our employees and employees of our parent and subsidiary corporations. As of April 1, 2010, 4 directors and 364 employees were eligible to participate in the 2006 Plan.

Shares available for issuance

At present, a maximum of 2,000,000 shares of common stock may be issued under the 2006 Plan. If our stockholders approve the proposed amendments to the 2006 Plan, a maximum of 4,250,000 shares of common stock will be issuable under the 2006 Plan. The maximum number of shares with respect to awards that may be granted to any person under the 2006 Plan may not exceed 120,000 shares per calendar year. As of April 7, 2010, the closing price of our common stock on the Nasdaq Global Market was $13.15 per share.

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum number of shares that may be granted annually to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a 1-to-1 basis.

If any award expires or is terminated or surrendered, the unused shares of common stock covered by the award will again be available for grant under the 2006 Plan. Unused shares covered by expired, terminated or surrendered awards other than options increase the shares available for grant under the plan at the ratio of 2-to-1. Unused shares of common stock subject to options will, upon expiration, termination or surrender of the options, increase the shares available for grant under the plan at the ratio of 1-to-1.

If our stockholders approve the proposed amendments to the 2006 Plan, the plan will state expressly that, consistent with our historical practice, shares of common stock tendered to us by a participant to exercise an award or otherwise acquire shares, as well as shares withheld from the exercise of an award or other acquisition of shares to cover any tax liability, are not permitted to be added to the number of shares of common stock available for the grant of awards under the plan.

Automatic director awards

Under a policy adopted by the Compensation Committee in April 2009, each non-employee director will automatically receive under the 2006 Plan, upon his or her initial election to the Board (or, if already a director, upon first being elected as a non-employee director), a restricted stock award with respect to 10,000 shares of common stock and will receive, on the date of the first Board meeting following each annual meeting thereafter, a restricted stock award with respect to an additional 5,000 shares, if then serving as a director. Each award will vest in four equal quarterly installments after the date of the grant.

In addition, under this policy, each non-employee director appointed to serve on the Audit Committee of the Board will automatically receive under the 2006 Plan, upon his or her initial appointment to the Audit Committee, a restricted stock award with respect to 5,000 shares of common stock and will receive, on each anniversary of such appointment, a restricted stock award with respect to an additional 5,000 shares of common stock, as long as such director continues to serve on the Audit Committee. Each award will vest in four equal quarterly installments after the date of grant.

Administration

The 2006 Plan is administered by our Compensation Committee through a delegation of authority by our Board of Directors. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. It is our intention that the composition of the Compensation Committee will comply with Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Subject to any applicable limitations contained in the 2006 Plan, the Compensation Committee selects the recipients of awards and determines:

•	the number of shares of common stock covered by an award and the dates upon which such award vests and/or becomes exercisable or free of conditions and/or restrictions;

•

the exercise price or purchase price of awards (which, for options, may not be less than 100% of fair market value of the common stock on the grant date or 110% of such market value in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company); and

•

the duration of options (which may not exceed seven years or five years in the case of incentive stock options granted to optionees holding more than, or deemed to hold more than, 10% of the voting power of the company).

Transferability

Incentive stock options may not be transferred other than by will or the laws of inheritance. Non-statutory stock options may only be transferred if the committee so provides. Restricted stock and restricted stock unit awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by participants, except by will or the laws of inheritance.

Changes in status

If a participant’s employment or service terminates by reason of death, the participant’s legal representatives may exercise his or her incentive stock option for the number of shares that was vested on the date of death until the earlier of one year following the date of death or the expiration date of the incentive stock option. If a participant’s employment or service terminates by reason of disability, the participant may exercise his or her incentive stock option for the number of shares that was vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the incentive stock option.

If a participant’s employment or service terminates for “cause” (as defined in the 2006 Plan), any incentive stock option then held by the participant will immediately terminate.

Any non-statutory stock option granted under the 2006 Plan will contain such terms and conditions with respect to its termination as the Compensation Committee, in its discretion, may from time to time determine.

If a participant’s employment or service is interrupted due to an approved leave of absence (whether paid or unpaid) or if a participant is transferred between us and an affiliate, those events will not be deemed a termination of employment.

If a participant’s employment or service terminates for a reason other than “cause,” death, disability, or voluntary termination, unless otherwise determined by our Compensation Committee, any incentive stock option held by such participant may thereafter be exercised, to the same extent exercisable prior to the date of termination, until the earlier of the expiration of the option or 30 days after the date of termination of employment or service.

Adjustments for changes in common stock and other events

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award outstanding under the 2006 Plan, as well as the number and kind of shares reserved for issuance under the 2006 Plan, will be appropriately adjusted by the Compensation Committee to reflect any such event.

In the event of our merger, consolidation, liquidation or dissolution, the Compensation Committee may, as to any outstanding awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

Change of control events

Upon the occurrence of a “change of control” (as defined in the 2006 Plan):

•

each holder of an outstanding stock option will be entitled, upon exercise of the option, to receive, in lieu of shares of our common stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of our common stock receive in connection with the change of control;

•

the Compensation Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired stock option, restricted stock, restricted stock unit or other awards made under the 2006 Plan, effective upon a date prior or subsequent to the effective date of such change of control, as specified by the Compensation Committee; or

•

each outstanding stock option may be cancelled by the Compensation Committee as of the effective date of any such change of control provided that (a) prior written notice of such cancellation shall be given to each holder of such an option and (b) each holder of such an option shall have the right to exercise such option to the extent that the same is then exercisable or, in full, if the Compensation Committee shall have accelerated the time for exercise of all such unexercised and unexpired options, during the thirty (30) day period preceding the effective date of such change of control.

In addition to the provisions set forth above, the Compensation Committee has the discretion when granting awards under the 2006 Plan to provide for different or additional provisions with respect to the effect of a change of control on any award.

If our stockholders approve the proposed amendments to the 2006 Plan, the portions of the definition of “change of control” relating to (i) a merger or consolidation of KVH with any other corporation or other entity and (ii) the sale or disposition of all or substantially all of our assets will provide that the “change of control” occurs upon consummation of such a transaction, rather than upon shareholder approval of such a transaction.

Amendment or termination

The Board of Directors originally adopted the 2006 Plan on February 22, 2006, and our stockholders first approved it on May 24, 2006. No award may be granted under the 2006 Plan after February 22, 2016, the date that is ten years from the date the 2006 Plan was adopted by our Board of Directors, but any awards granted may extend beyond that date. The Board may at any time amend or discontinue the 2006 Plan, and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purposes, except that:

•	no amendment may increase the limitations on the number of shares available for grant under the 2006 Plan without stockholder approval; and

•	no amendment may amend the limitation on option repricing in the 2006 Plan without stockholder approval.

New plan benefits

Except for the automatic grants of restricted stock awards to non-employee directors described above, the grant of awards under the plan is within the discretion of the plan administrator. Accordingly, we are unable to determine the number of awards that will be received by or allocated to any participant under the 2006 Plan, except as described below.

The following table provides information concerning the benefits that we can determine will be received by:

•	each executive officer named in the summary compensation table;

•	all current executive officers, as a group;

•	all current directors who are not executive officers, as a group; and

•	all employees who are not executive officers, as a group.

The information in the following table is limited to the annual automatic grants of restricted stock to non-employee directors.

New Plan Benefits

KVH Industries, Inc. 2006 Stock Incentive Plan

Name and Position	Number of Shares
Martin A. Kits van Heyningen,	—
President, Chief Executive Officer and Chairman of the Board of Directors
Patrick J. Spratt,	—
Chief Financial Officer
Robert J. Balog,	—
Senior Vice President, Engineering
Brent C. Bruun,	—
Vice President, Sales and Business Development
James S. Dodez,	—
Vice President, Marketing and Strategic Planning
Robert W.B. Kits van Heyningen,	—
Vice President, Research and Development and Director
All current executive officers, as a group	—
All current directors who are not executive officers, as a group	35,000	(1)
All employees who are not executive officers, as a group	—

(1)

At the end of 2009, we had four non-employee directors, three of whom served on the Audit Committee of the Board. The amount shown in the table represents the aggregate number of shares of common stock subject to restricted stock awards that will be granted on the date of the first Board meeting following each annual meeting of stockholders to four non-employee directors, assuming we will have four non-employee directors who will be re-elected as directors at the annual meeting or whose term will continue after the annual meeting, plus the aggregate number shares of common stock subject to restricted stock awards that will be granted annually to continuing members of the Audit Committee, assuming we will have three directors who will continue to serve as members of the Audit Committee during the year. The amount shown does not include 10,000 shares of common stock subject to restricted stock awards that will be granted to each non-employee director who joins our Board of Directors in the future or 5,000 shares of common stock subject to restricted stock awards that will be granted to each director who joins the Audit Committee in the future.

Federal income tax consequences of the 2006 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 2006 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each option or award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

Nonqualified stock options

The holder of a nonqualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified stock option, the difference between the fair market value of the common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the basis for the underlying shares, which will be used in computing any capital gain or loss upon disposition of the shares. The capital gain or loss will be long-term gain or loss if the holder has held the stock for more than one year after the date of exercise of the option.

Incentive stock options

Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year and one-year periods, which is considered a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares were held for more than one year after exercise of the option.

The excess of the fair market value of the common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Restricted stock awards

The recipient of a restricted stock award usually recognizes income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss if more than one year has passed since the shares vested.

However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, rather than the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Restricted stock unit awards

The recipient of a restricted stock unit award recognizes no income until the recipient receives shares of common stock issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over any amount the recipient paid for the shares. Upon the subsequent disposition of shares received pursuant to a restricted stock unit award, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss if more than one year has passed since the recipient received the shares.

Although restricted stock unit awards vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock unit awards because they are unfunded and unsecured promises to issue stock in the future, and thus are not property as contemplated by that section of the Code.

Other stock-based awards

The tax consequences associated with any other stock-based award granted under the 2006 Plan will vary depending on the specific terms of the award.

Deductibility of awards

Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under the 2006 Plan in the year in which the recipient recognizes ordinary income upon the exercise of a nonqualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, and the receipt of stock in connection with a restricted stock unit award.

Section 162(m) of the Code generally prevents us from deducting more than $1.0 million in compensation each year for our executive officers. Performance-based compensation that meets criteria established by the Internal Revenue Service is not subject to this limitation. Some of the awards that we grant under the 2006 Plan may not qualify as performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our executive officers.

PROPOSAL FOUR: AMENDMENT OF OUR AMENDED AND RESTATED 1996 EMPLOYEE

STOCK PURCHASE PLAN

Proposal Four concerns the approval of an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares issuable under the plan by 50,000 to 600,000.

We are asking our stockholders to approve an amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan, or the 1996 Plan, which was approved by our Board of Directors on April 1, 2010, subject to stockholder approval. The amendment would increase the number of shares reserved for issuance under the 1996 Plan by 50,000 to a total of 600,000.

As of April 1, 2010, employees had purchased a total of 476,320 shares under the 1996 Plan, and there were 73,680 shares available for issuance to employees under the 1996 Plan. We believe that employees that are also stockholders are more committed and loyal to us. Approval of the amendment would allow us to continue to offer our employees the incentive to participate in our growth as stockholders.

A majority of the votes properly cast on the proposal at the annual meeting will be necessary to approve the amendment to the 1996 Plan.

Our Board of Directors recommends that you vote FOR the amendment to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

Description of the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan

The following is a summary of the material features of the 1996 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 1996 Plan, a copy of which is attached to this proxy statement as Appendix C.

Participation in the 1996 Plan

The 1996 Plan enables eligible employees to purchase shares during offering periods that are determined by the Compensation Committee in its discretion. To become a participant in the plan, an eligible employee must file an election form with our treasurer not less than 20 days before the commencement of the first offering in which the employee wishes to participate. On the election form, the participant must designate the percentage of eligible compensation (up to a maximum of 6%) he or she would like to have credited to his or her account under the plan. At the end of each offering period, amounts credited to this account will be used to purchase whole shares of our common stock. The purchase price per share will be 85% of the fair market value of our common stock on the last day of the offering period.

During an offering period, payroll deductions may not be changed. A participant may discontinue his or her participation in the 1996 Plan by providing a termination form at any time before the end of an offering period. All amounts then credited to the participant’s account will be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant. Upon termination of employment for reasons other than the death of the participant, all amounts credited to the participant’s account will be delivered to the participant or his or her successor-in-interest. If a participant’s employment terminates by reason of the participant’s death, the participant’s successor-in-interest may elect either to withdraw all of the payroll deductions credited to the participant’s account under the plan or to exercise the participant’s option on the first date on which an offering period terminates after the participant’s death. No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Eligibility

Each employee of ours or of any of our subsidiary corporations who has been continuously employed for at least one year, and who is customarily employed at least 20 hours per week and more than five months per calendar year, is eligible to participate in offerings under the 1996 Plan, with the exception that no employee may receive options to purchase shares under the plan if, as a result of that option, the employee:

•	would hold and/or have options to acquire five percent or more of our outstanding stock (by vote or value), or

•

would have rights under this plan to purchase stock with an aggregate fair market value (determined at the time of grant) in excess of $25,000 for any calendar year during which such option is outstanding.

As of April 1, 2010, 314 employees were eligible to participate in the 1996 Plan.

Shares available for issuance

As a result of the amendment, an aggregate of 600,000 shares will be available for issuance under the 1996 Plan. As of April 1, 2010, 476,320 shares had been issued. As of April 7, 2010 the fair market value of our common stock was $13.15 per share.

Administration

The 1996 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to interpret the plan and prescribe, amend and rescind rules and regulations relating to the plan. The Compensation Committee’s determinations with respect to any matter or provision under the plan are final and binding on us as well as the participants in the plan and their heirs or legal representatives.

Transferability

An employee’s rights under the 1996 Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the plan and credited to an employee under the plan, those shares may be assigned or transferred in the same manner as any other shares.

Adjustments

In the event of any merger, recapitalization, stock dividend, stock split or other adjustment to our capital stock, the Compensation Committee will make such adjustments to the 1996 Plan as it deems appropriate.

Amendment or termination

Our Board of Directors may amend, modify or terminate the 1996 Plan at any time without notice, provided that no amendment or termination may adversely affect the rights of participants holding options under the 1996 Plan at the time of such amendment or termination. Although shareholder approval is not generally required for plan amendments, Section 423 of the Code, which provides favorable tax treatment to plan participants with respect to the purchase of shares under the plan, requires shareholder approval for any increase in the number of shares authorized under the 1996 Plan.

New plan benefits

Because benefits under the 1996 Plan depend on employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Non-employee directors are not eligible to participate in the plan.

Historical plan purchases

Historically, purchases of shares of our common stock under the 1996 Plan have been made primarily by our employees who are not executive officers. Since the inception of the plan, this group has purchased an aggregate of 442,491 shares under the plan, whereas our current executive officers, as a group, have purchased only 33,829 shares under the plan. Of the shares purchased by our named executive officers, 2,742 shares were purchased by Robert J. Balog, 26,738 shares were purchased by James S. Dodez, and 4,349 shares were purchased by Patrick J. Spratt; neither Martin A. Kits van Heyningen nor Brent C. Bruun has purchased any shares under the plan. Our non-employee directors are not eligible to participate in the plan.

No person has purchased or is currently expected to purchase five percent or more of the total number of shares available for grant under the 1996 Plan, and we are not aware that any associate of any executive officer or director has purchased shares under the 1996 Plan. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the 1996 Plan.

Federal income tax consequences of the 1996 Plan

The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to the 1996 Plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each participant in the 1996 Plan should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

A participant in the 1996 Plan recognizes no taxable income either as a result of participation in the plan or upon exercise of an option to purchase shares of our common stock under the terms of the plan.

If an employee acquires shares of common stock pursuant to the plan and does not dispose of them within two years after the commencement of the offering pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be taxable as a long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid upon purchase of the shares, or (b) the excess of the fair market value of the shares on the commencement date of the applicable offering over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the company, however. If the employee disposes of the shares at a price less than the price at which he or she acquired the shares, the employee realizes no ordinary income and has a long-term capital loss measured by the difference between the purchase price and the selling price.

If an employee disposes of shares acquired pursuant to plan within two years after the commencement date of the offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him or her as ordinary income in the year of disposition. In this event, the company may deduct from its gross income an amount equal to the amount treated as ordinary income to each such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term or short-term capital gain, depending upon the period for which the shares were held. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

If a participating employee should die while owning shares acquired under the plan, ordinary income may be reportable on his or her final income tax return.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Five concerns the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP, an independent registered public accounting firm, to be our independent auditor for the year ending December 31, 2010 and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify such appointment. KPMG LLP has served in this capacity since fiscal 1994. Its representatives will be present at the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

A majority of the votes properly cast at the annual meeting will be necessary to ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. Abstentions and broker non-votes will not be included in calculating the number of votes cast on the proposal.

Our Board of Directors recommends that you vote FOR the proposed ratification of the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Position
Martin A. Kits van Heyningen	51	President, Chief Executive Officer and Chairman of the Board of Directors
Patrick J. Spratt	62	Chief Financial Officer
Robert J. Balog	46	Senior Vice President, Engineering
Brent C. Bruun	44	Vice President, Sales and Business Development
Daniel R. Conway	56	Vice President, Business Development
James S. Dodez	51	Vice President, Marketing and Strategic Planning
Felise B. Feingold	40	Vice President, General Counsel and Secretary
Robert W.B. Kits van Heyningen	53	Vice President, Research and Development and Director
Mark S. Ain (1)(2)(3)	66	Director
Stanley K. Honey (3)	55	Director
Bruce J. Ryan (1)(2)(3)	66	Director
Charles R. Trimble (1)(2)(3)	68	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Robert W.B. Kits van Heyningen is the brother of Martin A. Kits van Heyningen. Arent H. Kits van Heyningen, our chief scientist, is the father of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen. Kathleen Kits van Heyningen, our creative director, is the wife of Martin A. Kits van Heyningen. Paula Conway, our program manager, is the wife of Daniel R. Conway.

Director serving a term expiring at the 2010 annual meeting (Class II director):

Charles R. Trimble has served as one of our directors since 1999, a member of our Audit Committee since 2001, a member of our Compensation Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. From 1981 to 1998, he served as the president and chief executive officer of Trimble Navigation Limited, a GPS company that he founded in 1978. Previously, he served as the manager of integrated circuit research and development at Hewlett-Packard’s Santa Clara Division. Mr. Trimble is an elected member of the National Academy of Engineering, and he has been Chairman of the United States GPS Industry Council since 1996. In addition, Mr. Trimble is a member of the California Institute of Technology (Caltech) Board of Trustees. He received a B.S. in engineering physics, with honors, and an M.S. in electrical engineering from the California Institute of Technology. Our Nominating and Corporate Governance Committee determined that Mr. Trimble should serve as a director because of his 11 years of experience as a member of our Board of Directors combined with his executive leadership and management experience as co-founder, president and chief executive officer of Trimble Navigation Limited as well as his experience as an elected member of the National Academy of Engineering, Chairman of the United States GPS Industry Council and a member of the California Institute of Technology Board of Trustees.

Directors serving a term expiring at the 2011 annual meeting (Class III directors):

Martin A. Kits van Heyningen, one of our founders, has served as our president and a director since 1982, chief executive officer since 1990, and as our Chairman of the Board of Directors since 2007. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a B.A., cum laude, from Yale University and has been issued five patents. Our Nominating and Corporate Governance Committee has nominated Mr. Kits van Heyningen to serve as a Class II director for a three-year term. If so elected, Mr. Kits van Heyningen will become a Class II director and his term will thereafter expire at the 2013 annual meeting. If not so elected, Mr. Kits van Heyningen will continue to serve as a Class III director. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his 30 years of industry experience as well as his executive leadership and management experience as founder, president, chief executive officer and Chairman of the Board of Directors of the Company.

Robert W.B. Kits van Heyningen, one of our founders, has served as one of our directors since 1982 and as our vice president of research and development since April 1998. From 1982 to April 1998, he served as our vice president of engineering. From 1979 to 1982, Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and from 1977 to 1984, he served as a consultant to various companies and universities. Mr. Kits van Heyningen received a B.S. in physics from McGill University with a minor in computer science. Our Nominating and Corporate Governance Committee determined that Mr. Kits van Heyningen should serve as a director because of his 30 years of industry experience, combined with his extensive background in engineering, as well as his 28 years of experience as a member of our Board of Directors.

Bruce J. Ryan has served as one of our directors, the Chairman of our Audit Committee, and a member of our Compensation Committee since July 2003. He has also been a member of our Nominating and Corporate Governance Committee since February 2004. Mr. Ryan is currently involved in private consulting. From February 1998 to November 2002, he served as executive vice president and chief financial officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, he served as the executive vice president and chief financial officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including senior vice president of the financial services, government and professional services business group. In addition to serving on the Board of Director’s of two private companies, Mr. Ryan also serves on the board of directors of UTStarcom, Inc., and holds the position of Chairman of the Audit Committee. He received a B.S. in business administration from Boston College and an M.B.A. from Suffolk University. Our Nominating and Corporate Governance Committee determined that Mr. Ryan should serve as a director because of his 7 years of experience as a member of our Board of Directors combined with his experience as a member of the Board of Directors for numerous private and public companies, his familiarity with accounting matters, as well as his executive and management experience serving as executive vice president and chief financial officer of Global Knowledge Network and Amdahl Corporation, both providers of information technology, and his 25 years of experience at Digital Equipment Corporation.

Directors serving a term expiring at the 2012 annual meeting (Class I directors):

Mark S. Ain has served as one of our directors since 1997, the Chairman of our Compensation Committee since 1997, a member of our Audit Committee since 2000 and a member of our Nominating and Corporate Governance Committee since February 2004. He is the Executive Chairman of the Board of Directors of Kronos Incorporated, which he founded in 1977 and served as CEO until 2006. Mr. Ain also serves on the Boards of Directors of LTX-Credence Corporation, VeruTEK Technologies, Inc., and various private companies and charitable organizations. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Our Nominating and Corporate Governance Committee determined that Mr. Ain should serve as a director because of his 13 years of experience as a member of our Board of Directors combined with his executive and management experience serving as founder, chief executive officer and Executive Chairman of the Board of Directors of Kronos Incorporated as well as his experience as a member of the Board of Directors of LTX-Credence Corporation, VeruTEK Technologies and various private companies.

Stanley K. Honey has served as one of our directors since 1997 and a member of our Nominating and Corporate Governance Committee since February 2004. From January 2004 through January 2005, Mr. Honey served as the chief scientist of Sportvision Systems, LLC, which he co-founded in November 1997. He served as president and chief technology officer of Sportvision Systems, LLC, from 2000 to January 2004 and as its executive vice president and chief technology officer from 1998 to 2000. From 1993 to 1997, Mr. Honey served as executive vice president of technology for the New Technology Group of News Corporation. From 1989 to 1993, Mr. Honey served as president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and served as its executive vice president of engineering until News Corporation acquired it in 1989. Mr. Honey received a B.S. from Yale University and an M.S. from Stanford University. Our Nominating and Corporate Governance Committee determined that Mr. Honey should serve as a director because of his 13 years of experience as a member of our Board of Directors as well as his executive and management experience serving in numerous senior level executive positions and as co-founder and founder of Sportvision Systems, LLC and ETAK, respectively, combined with his extensive knowledge of our marine customer base and the industry.

Our executive officers who are not also directors are listed below:

Patrick J. Spratt has served as our chief financial officer since July 2002. From April 2001 to June 2002, Mr. Spratt served as an independent consultant, including service as the chief financial officer of FabCentric, Inc., a provider of productivity software for semiconductor manufacturing, from April 2001 until its acquisition in December 2001. From January 2000 to April 2001, Mr. Spratt served as a director and the chief financial officer of NEGEN Access, Inc., an early-stage broadband telecommunications company. From 1998 to January 2000, he served as the chief financial officer and treasurer of BioReliance Corporation, a pharmaceutical and biotechnology testing, development and manufacturing firm. Mr. Spratt previously had a 25-year career at Digital Equipment Corporation, including terms of service as vice president of investor relations from 1996 to 1998, vice president of business operations for computer systems from 1994 to 1996, and vice president of finance for worldwide engineering from 1993 to 1994. Mr. Spratt holds a B.A. in mathematics from Boston College and a M.B.A. from Boston University and has completed executive education programs at Columbia University and Harvard Business School.

Robert J. Balog has served as our senior vice president of engineering since October 2008. Previously, he served as our vice president of engineering, satellite products from February 2005 to October 2008. From June 2003 to January 2005, Mr. Balog served as president of his own engineering contract services company, Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions. From June 2001 to May 2003, Mr. Balog served as vice president of engineering at ADE Corporation. From 1989 to April 2001, Mr. Balog held a number of positions at Speedline Technologies, Inc., a supplier of capital equipment to the electronics assembly industry, including general manager and vice president of research and development. He has served on the Board of Directors of the Surface Mount Equipment Manufacturers Association, serving as Chairman and numerous other positions. Mr. Balog is the recipient of 10 U.S. patents. Mr. Balog holds a B.S. in Computer Science from Purdue University.

Brent C. Bruun has served as our vice president of sales and business development with a focus on the planned global expansion of KVH’s mini-VSAT Broadband satellite communications service since July 2008. From January 2008 until joining KVH, Mr. Bruun worked as a private consultant. From January 2007 until January 2008, Mr. Bruun served as senior vice president of strategic initiatives for SES AMERICOM, a satellite operator providing services via its fleet of 16 geosynchronous satellites covering North America. In this position, he concentrated on global mobile broadband opportunities with particular emphasis on the maritime and aeronautical markets. Other positions held at SES AMERICOM included president of Americom’s Managed Solutions Division from July 2004 until December 2006 and senior vice president of business development from July 2002 until June 2004. Previously, Mr. Bruun held positions at KPMG LLP and General Electric. Mr. Bruun holds a B.S. in accounting from Alfred University and is a certified public accountant.

Daniel R. Conway has served as our vice president of business development for military and industrial products since January 2003. From March 2000 to December 2002, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government and scientific markets. From 1980 to January 2000, he served in a variety of positions at Anteon (formerly Analysis & Technology), including vice president for new business development and acquisition integration from 1997 to January 2000 and vice president of operations for the Newport, Rhode Island operation from 1991 to 1997. Mr. Conway served for five years as a member of the U.S. Navy nuclear submarine force and was a Commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years. He is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and he received an M.B.A. from the University of Rhode Island.

James S. Dodez has served as our vice president of marketing and strategic planning since March 2007. From October 1998 to March 2007, he served as our vice president of marketing. He served as our vice president of marketing and reseller sales from 1995 to October 1998, and from 1986 to 1995, he served as our marketing director. Prior to joining the company, Mr. Dodez was the marketing director at Magratten Wooley, Inc., an advertising agency, where he managed KVH’s account from 1983 to 1986. Mr. Dodez received a B.S. in business with an emphasis in marketing from Miami University.

Felise B. Feingold has served as our vice president and general counsel since August 2007. Prior to joining the company, from January 2004 until July 2007, she held the position of vice president and general counsel for The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd pharmacy chain, comprising more than 1,800 stores. Her other experience includes six years, from September 1998 to December 2004, as an attorney with the international law firm of McDermott, Will & Emery. Ms. Feingold holds a B.A. in government from Cornell University, a J.D. from Hostra University School of Law, and an M.B.A. from Boston University Graduate School of Management.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Executive Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ Global Market, United States Securities and Exchange Commission (SEC) and Internal Revenue Code rules. None of its members is a current or former employee of the Company. It is the goal of the Compensation Committee to create policies and practices that provide total compensation for executive officers that is fair, reasonable and competitive. The Compensation Committee operates under a written charter adopted by our Board.

All principal elements of compensation paid to our executive officers are subject to approval by the Compensation Committee. Specifically, our Board has delegated authority to the Compensation Committee to determine and approve (1) our compensation philosophy, including evaluating risk management and incentives that create risk, (2) annual base salaries, bonuses and equity-based compensation applicable to our executive officers, and (3) equity-based compensation applicable to non-executive employees.

There are no material differences in the compensation policies, objectives or programs with respect to our named executive officers, except that the compensation for our President, Chief Executive Officer, and Chairman of the Board of Directors (CEO) is determined exclusively by the Compensation Committee, while the compensation of other named executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate highly qualified executives and align their interests with the interests of our stockholders. The ultimate goal of our executive compensation program is to increase stockholder value by providing executives with appropriate incentives to achieve our business goals. In recent years, our executive compensation program has had three principal elements: annual base salary, annual cash bonus, and longer-term equity-based compensation.

Our executive compensation objectives are to:

•	offer fair and competitive compensation that attracts and retains superior executive talent;

•	directly and substantially link rewards to measurable corporate performance;

•	align the interests of executive officers with those of stockholders by providing executive officers with an equity stake in the Company;

•	optimize the cost to the Company and value to executives; and

•	promote long-term career commitments that support a long-standing internal culture of loyalty and dedication to our interests.

The three principal elements of our executive compensation program seek to provide the following rewards:

•

Base salaries provide fixed compensation to reward individual value that an executive officer brings to the Company through experience and past and expected future contributions to the Company’s success, while factoring in the specific needs of the Company and comparable responsibilities at similar organizations.

•

Annual cash bonuses are designed to reward the achievement of the Company’s annual business and financial goals and certain individual performance goals set at the beginning of each year. The financial goals generally place an emphasis on the Company’s actual financial results compared to the equivalent goal set forth in the Company’s internal business plan.

•

Equity grants are designed to reward the achievement of long-term growth in the Company’s stock price. Our equity grants for 2009 consisted of restricted stock awards. Restricted stock awards are granted with no payment of cash consideration. In 2009, restricted stock awards were granted to executives under the following terms: (a) 50% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date; (b) 25% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date, contingent upon achieving two specific mini-VSAT sales objectives in 2009 and (c) 25% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date, contingent upon achieving certain fiber optic gyro production output targets in 2009.

For a company of our size, we believe that the use of these executive compensation elements strengthens our ability to attract and retain highly qualified executives. We believe this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Our equity incentive program is a key retention tool and our vehicle for offering long-term incentives. Equity incentives are granted annually to executive officers to attract, motivate and retain these executives. We grant equity incentives to executive officers to encourage executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Company’s stock price. In addition, half of the restricted stock awards granted to executives in 2009 were performance-based since vesting was contingent upon attaining the fiscal 2009 performance goals as determined by the Compensation Committee. We believe that granting equity incentives is the best method of motivating the executive officers to manage the Company in a manner that is consistent with the long-term interests of the Company and our stockholders.

Compensation Decision-Making Process

Our executives are compensated principally through a combination of base salary, an annual cash bonus paid in the first quarter of the following year and an annual equity grant. In addition, we may also grant an initial equity award to new executive officers when they commence employment. From time to time, we may offer a signing or retention bonus to attract a new executive officer.

The base salary and equity incentive for each executive, together with the overall bonus plan for all executives, are generally established within the first quarter of each fiscal year at an annual meeting of the Compensation Committee held for this purpose. This meeting generally follows one or more informal presentations or discussions of our financial performance, including achievement of performance targets, for the prior fiscal year. In deciding the base salary and equity incentive granted to executives (other than the CEO) for the current year, and cash bonuses earned during the prior fiscal year, the Compensation Committee typically receives recommendations from the CEO. The CEO and the members of the Compensation Committee discuss the CEO’s recommendations. Cash bonuses are awarded in accordance with a formula approved by the Compensation Committee at the start of each year that recognizes both corporate and individual performance. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses that differ from the formula-based amounts. In deciding the base salary and equity incentive granted to the CEO for the current year and the cash bonus earned by the CEO during the prior year, the Compensation Committee typically receives a written self-assessment from the CEO and recommendations from the Chairman of the Compensation Committee. The members of the Compensation Committee then discuss the Chairman’s recommendations. The CEO is not present at the time of these deliberations. The Compensation Committee may accept or adjust any recommendations and makes all final compensation decisions.

At the meeting of the Compensation Committee held for the purpose of setting executive compensation, the Compensation Committee also approves a formula on which each executive’s individual cash bonus for the current fiscal year, which is payable in the following fiscal year, is based. Under the formula set for 2009, 75% of each executive’s bonus was based on corporate performance and 25% of the bonus was based on individual performance goals. The corporate performance goal was based on the Company’s progress against its business strategy for 2009 taking into account the economic environment. In assessing this progress, the Compensation Committee gave primary consideration to our earnings per share achievement. The Compensation Committee believed that earnings per share is a strong measurement of how well or how poorly the Company is performing from a financial standpoint as it is a key driver of stockholder return over the long term. The individual performance goals (other than those of the CEO) are determined by the CEO or the Chief Financial Officer, with input from each executive at the beginning of the year. The CEO’s individual performance goals are determined by the Compensation Committee, with input from the CEO.

Compensation Consultant

Since 2005, the Compensation Committee has engaged Radford Surveys and Consulting (Radford), a business unit of Aon, as its independent compensation consultant. The Compensation Committee has engaged Radford to advise on matters related to our executive compensation program and to assist in creating an effective and competitive executive compensation program.

Radford assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of executive compensation survey data. Radford also provided guidance on industry best practices. Radford advised the Compensation Committee in (1) determining base salaries for executives, (2) determining the targets for total cash bonus compensation as a percentage of base salary, and (3) designing and determining individual equity grant levels for the 2008 long-term incentive plan for executives.

Although we did not engage Radford to provide a completely new compensation analysis for 2009, they did provide guidance relative to reasonable assumptions with respect to the then current competitive compensation environment.

Radford’s recommendations with respect to base salary, bonus and equity compensation were taken into consideration by the Compensation Committee when setting base salaries and making changes to the bonus and equity components of the executive compensation program in 2009. Radford did not provide any services to us other than its services to the Compensation Committee.

Survey Data and Compensation Targets

With the assistance of Radford, the Compensation Committee selected Radford’s 2007 Executive Compensation Survey, which had an effective date of October 1, 2007 and included 164 technology companies. The survey was selected because all 164 companies had revenue in their prior fiscal year of less than $200 million with the average revenue range for the group being slightly in excess of $100 million and the median slightly below $100 million. Both the average and median of the group was consistent with the Company’s revenue forecast for 2009. In addition, all companies in the group were in a comparable industry (technology). The survey data was used to benchmark compensation for executive positions with responsibilities similar in breadth and scope to ours. The survey results were then increased by a 5.0% annual factor based on the results of Radford’s technology industry surveys to update the previous market survey results to a common effective date of January 1, 2008 and subsequently increased by an additional 3.0% annual factor, based on the recommendation of Radford, to establish a common effective date of January 1, 2009. The 164 technology companies included in the survey were as follows:

3PARDATA

8X8

ABT ASSOCIATES

ACTEL

ACTIVIDENTITY

ACTUATE

ADEPT TECHNOLOGY

ADVENT SOFTWARE

AEROFLEX COLORADO SPRINGS

AKRION

ALCATEL VACUUM PRODUCTS

ALLIED TELESIS

ALPHA & OMEGA SEMICONDUCTOR

AMERICAN SCIENCE & ENGINEERING

ANADIGICS

APPLIED PRECISION

APPLIED SIGNAL TECHNOLOGY

ARCSIGHT

AVICI SYSTEMS

AXESSTEL

BIGBAND NETWORKS

BLUE COAT SYSTEMS

BOOKHAM TECHNOLOGY

BTU INTERNATIONAL

CAE-USA

CALIFORNIA EASTERN LABS

CALIFORNIA MICRO DEVICES

CANTATA TECHNOLOGY

CAPTARIS

CARRIER ACCESS

FSI INTERNATIONAL

FUJIFILM DIMATIX

GFI SOFTWARE

GLOBECOMM SYSTEMS

GLU MOBILE

GOLDENGATE SOFTWARE

HI/FN

IFS NORTH AMERICA

IKANOS COMMUNICATIONS

INTERVOICE

INTERWOVEN

ISILON SYSTEMS

IXIA

JSR MICRO

KANA SOFTWARE

KEY TECHNOLOGY

KOKUSAI SEMICONDUCTOR EQUIPMENT

L-3 COMM RANDTRON

LGC WIRELESS

LIGHTBRIDGE

LIVEOPS

LIVETV

MAGMA DESIGN AUTOMATION

MARKETTOOLS

MBLOX

MICROTUNE

MINDSPEED TECHNOLOGIES

MIPS TECHNOLOGIES

MISYS BANKING SYSTEMS

MITCHELL INTERNATIONAL

MKS-US

MOBIUS MANAGEMENT SYSTEMS

MONOLITHIC POWER SYSTEMS

MOODY'S KMV

REMEC DEFENSE AND SPACE

RIGHTNOW TECHNOLOGIES

RINCON RESEARCH

RIVERBED TECHNOLOGY

SABA

SECURE COMPUTING

SEMATECH

SENSIS

SERVICESOURCE

SIGMATEL

SONICWALL

SPACENET

SPARTON

STAKTEK GROUP LP

SUCCESSFACTORS

SUMTOTAL SYSTEMS

SUNRISE TELECOM

SURFCONTROL

SYNAPTICS

SYNTAX BRILLIAN

TALEO

TECHNOLOGY PROPERTIES LIMITED (TPL GROUP)

TRANSCORE

TRIDENT MICROSYSTEMS

TRIPWIRE

TSMC NORTH AMERICA

TUMBLEWEED COMMUNICATIONS

ULTRATECH

UNICA

UPEK

VERAZ NETWORKS

VERISPAN LLC

VICOR

VIGNETTE

CATAPULT COMMUNICATIONS

CIRRUS LOGIC

COGENT SYSTEMS

COMMVAULT SYSTEMS

CORILLIAN

CYBEROPTICS

DANGER

DATA DOMAIN

DATA EXCHANGE

DATAQUICK INFORMATION SYSTEMS

DELTA PRODUCTS

DIGI INTERNATIONAL

DIGIMARC

DITECH NETWORKS

DIVX

DUPONT/EKC TECHNOLOGY

EADS-NA DEFENSE TEST AND SERVICES

EBARA TECHNOLOGIES

ECHELON

EMAGEON

EMPIRIX

ENDWAVE

ENOVIA MATRIXONE

ENTRUST

EPOCRATES

EPSON ELECTRONICS AMERICA

EXAR

EXPONENT

FIRST SOLAR

FOSTER-MILLER

MOTRICITY

NAMCO BANDAI GAMES AMERICA

NAVIMEDIX

NAVISITE

NETLIST

NETLOGIC MICROSYSTEMS

NETWORK GENERAL

NICE SYSTEMS

OKI AMERICA

OMNEON VIDEO NETWORKS

OMNICELL

OMNITURE

OPEN TV

OPSWARE

PACKETEER

PARAMIT

PCTEL

PDF SOLUTIONS

PEGASYSTEMS

PGP

PHOTON DYNAMICS

PLX TECHNOLOGY

POLAR SEMICONDUCTOR

PRINTRONIX

QUICKLOGIC

RAMBUS

VIRAGE LOGIC

VIRGIN MOBILE

VITRIA

WATCHGUARD TECHNOLOGIES

WEBROOT SOFTWARE

WEBSENSE

WEBTRENDS

WORKBRAIN

XANTREX TECHNOLOGY

ZANTAZ

Compensation Benchmarking Relative to Market

Radford also provided the Compensation Committee with a comparison of the compensation of eighteen executives at the Company to the compensation of executives with similar titles at the companies included in the aforementioned survey data. The assessment did not consider executive tenure, experience, skill or performance. The Radford surveys reviewed by the Compensation Committee included market data gathered at the 25th , 50th , and 75th percentiles for (1) base salaries, (2) total cash compensation (base salary plus cash incentives), and (3) long-term incentives (number of shares of restricted stock granted and long-term incentive value of equity-based compensation) for the survey data versus the Company.

Historically, the Compensation Committee generally has targeted approximately the median base salary level (50th percentile) of the survey data for base salaries of executives. Adjustments to the median base salary level may be made based on comparisons to the survey data and evaluation of other factors, such as executive tenure, experience, skill and performance relative to expectations for average performance for the comparable executives, which are not reflected in the survey data. These factors reflect the value each individual brings to the Company through experience, education and training, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success. The average adjustment to such salary level for named executive officers for 2009 was an increase equal to 2.8% of base salary, with the largest increase equal to 5.0% of base salary. These adjustments were effective January 1, 2009.

We believe that benchmarking and aligning base salaries is especially critical to a competitive compensation program. Other elements of our compensation are affected by changes in base salary. For example, annual incentives are targeted and paid out as a percentage of base salary.

The compensation program allows executives to participate in an annual cash bonus program. Historically, the payouts for executives have been targeted to pay out at approximately the median (50th percentile) of the survey data when the Company reaches the expected level of corporate performance for the year. The cash bonus based on corporate performance was equivalent to 75% of the target annual cash bonus. The remaining 25% of the target annual cash bonus was determined based on the success of each executive officer in meeting personal business goals established at the beginning of the year.

The compensation program allows executives to receive equity incentive awards under the Company’s equity incentive plans. The primary goal of the Company is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work to maximize stockholder value.

Base Salary

The Compensation Committee defines base salary as the annualized regular cash compensation of an employee, excluding cash bonus awards, Company contributions to employee benefit plans, and other compensation not designated as salary. As described above, base salaries are set for our executive officers at a meeting of our Compensation Committee which is held for that purpose in the first quarter of the year.

In establishing base salaries for executive officers for 2009, the Compensation Committee took into account the value each individual brings to the Company through experience, education and training, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success, as well as overall corporate performance. The Compensation Committee also considered the median base salary of the 164 company survey group as the approximate benchmark. It is not the policy of the Compensation Committee to pay our executives at the highest level relative to their peers, but rather to set the base salary relatively at mid-range. Radford advised the Compensation Committee that base salary levels are considered to be competitive if they fall within 15% of the desired market position. The salaries for our named executive officers ranged from approximately 7% below to approximately 3% above the 50th percentile for the salary of the relevant position. Based on this data, the Compensation Committee concluded that the base salaries of our executive officers were appropriate and would allow us to attract and retain talented executives.

Given the global economic conditions in early 2009 and our efforts to control spending, in March 2009, the President and CEO of the Company recommended, and the Committee accepted, that his base salary be frozen at the 2008 level until 2010.

With respect to the other named executive officers, the following summarizes some of the individual achievements considered by the CEO in providing recommendations to the Compensation Committee for 2009 base salary increases:

Patrick J. Spratt, Chief Financial Officer

•	Maintained Sarbanes-Oxley compliance integrity with no material weaknesses.

•

Through financial analyses, contractual reviews and bid proposals, provided critical support to the mini-VSAT strategic initiative to ensure that the global development of the business kept pace with expectations and was successful.

•	Developed and implemented a plan for the recession-deteriorated land mobile business to limit the impact on our overall performance.

As a result of significant achievement of the aforementioned performance goals established at the beginning of the year, Mr. Spratt received a 4% increase in base salary for 2009, which approximated the 50th percentile in the Radford survey data.

Brent C. Bruun, Vice President, Sales and Business Development

•	Built out a worldwide sales and support network reaching the commercial and government marine markets to keep pace with and leverage the development of new business opportunities.

•	Spearheaded the development and implementation of our worldwide mini-VSAT business in accordance with our planned network rollout.

As a result of significant achievement of the aforementioned performance goals established when Mr. Bruun was hired in July 2008, Mr. Bruun received a 2.5% increase in base salary, which took into consideration the length of his employment with the Company as of January 1, 2009. Subsequently, in July 2009, based on his continued achievement of the aforementioned goals, Mr. Bruun received an additional 2.3% increase in base salary for 2009, which approximated the 50th percentile in the Radford survey data.

Robert J. Balog, Senior Vice President, Engineering

•

Managed a broad variety of our product development efforts and attained scheduled commitments and targeted costs, with particular emphasis on the DSP-3100 (digital signal processing) fiber optic gyro, the CNS-5000 (continuous navigation system) and the TracVision M1 satellite antenna marine product.

•

Achieved cost reduction goals through successful outsourcing of research and development as well as through product value engineering programs, with particular focus on satellite communications products.

As a result of significant achievement of the aforementioned performance goals established at the beginning of the year, Mr. Balog received a 5.0% increase in base salary for 2009, which approximated the 50th percentile in the Radford survey data.

James S. Dodez, Vice President, Marketing and Strategic Planning

•	Developed tie-in sales opportunities from mini-VSAT applications to enhance our product and service revenue stream.

•	Expanded our strategic product line planning with emphasis on services, technology trends, and other potential impacts.

•	Lead our annual strategic planning effort including documentation and tracking efforts.

As a result of significant achievement of the aforementioned performance goals established at the beginning of the year, Mr. Dodez received a 3.5% increase in base salary for 2009, which approximated the 50th percentile in the Radford survey data.

Robert W.B. Kits van Heyningen, Vice President, Research and Development

•	Provided expertise in the software development for our satellite television antenna that is sold to LiveTV, LLC.

•	Spearheaded the overall design concept, software architecture and methodology selection for our TACNAV (tactical navigation) military product line.

•	Performed extensive systems engineering work to integrate the Polaris GPS (global positioning system) into our TACNAV military product line.

As a result of significant achievement of the aforementioned performance goals established at the beginning of the year, Mr. Kits van Heyningen received a 2.0% increase in base salary for 2009, which approximated the 50th percentile in the Radford survey data.

Annual Cash Bonus

The management incentive plan is designed to reward our executives for the achievement of annual goals, principally, achievement of company profitability, and, secondarily, achievement of individual goals. It is our philosophy that the executives be rewarded for their performance as a team. We believe this is important to align our executive officers’ interests with strong corporate performance and promoting cooperation among them. The executives also are rewarded for achieving individual goals set at the beginning of each year as described above.

Bonus Formula

In March 2009, the Compensation Committee adopted the management incentive plan for 2009. The management incentive plan for 2009 was adopted based on historical financial performance, planned strategic initiatives and the existing economic environment. The annual cash bonus target formula considered the median bonus target of the survey data as provided by Radford as an approximate benchmark. Annual cash bonus opportunities as a percentage of salary ranged from 3% above to 5% below the 50th percentile of the Radford survey data and were targeted at 75% of salary for the CEO, 50% of salary for the Chief Financial Officer and 35% to 40% of salary for the other named executive officers. Under the cash bonus formula for 2009, 75% of the target bonus for each executive officer was tied to the Company’s progress against its business strategy for 2009 taking into account the economic environment. The remaining 25% of each executive’s target cash bonus was tied to the success of each executive officer in meeting personal business goals established at the beginning of 2009. Under the bonus plan, individual performance goals (other than those of the CEO) were determined jointly by the CEO and each executive at the beginning of each year. The CEO’s individual performance goals were determined jointly by the CEO and the Compensation Committee.

Bonuses Awarded

The Compensation Committee awarded bonuses for fiscal 2009 based on its assessment of the degree of achievement of individual and corporate performance goals for 2009. In light of the factors listed below, the Compensation Committee determined in its discretion to award 100% of the portion of each executive’s bonus attributable to corporate performance. Achievement of individual performance goals by the named executive officers ranged from 80% to 100%. Awarded cash bonuses to the named executive officers ranged from 2.4% above to 5% below the 50th percentile of the Radford survey data. None of the cash bonuses awarded under the management incentive plan for 2009 deviated from the formula-based approach.

In determining the amount of bonuses to be paid, the Compensation Committee considered the following factors in assessing our progress against the business strategy in 2009:

•

We incurred a net loss of only $0.01 per share for 2009 in an extremely challenging economic environment, particularly in light of the additional expenses incurred during the year to advance our mini-VSAT initiative. Although the Compensation Committee gave consideration to our earnings per share, in light of the economic environment, the Committee did not set any particular earnings per share target.

•

We made strong progress with the rollout of the global mini-VSAT Broadband network. Specifically, we (i) successfully integrated the acquisition of the mini-VSAT Broadband service network supporting North America and the Caribbean from SES AMERICOM, (ii) activated mini-VSAT Broadband service in Asia-Pacific, Australian, New Zealand and African waters, (iii) deployed three additional satellite hubs, (iv) secured necessary regulatory approvals for the active regions, and (v) continued to build out the network operations infrastructure. A direct indicator of the benefits of these actions was the $4.7 million growth in mini-VSAT Broadband service sales year-over-year.

•

Fiber optic gyro product sales increased $19.9 million, or 215%, year-over-year, driven largely by increased sales in support of remotely operated weapons stations programs. We were able to almost double production capacity year-over-year with a modest head count increase in fiber optic gyro manufacturing personnel, while also maintaining additional fiber optic gyro production-related capital expenditures within budgeted expectations and without acquiring any additional physical space.

•	Our stock, traded on the NASDAQ Global Market, increased in value year-over year by 185% in 2009.

•	Product sales increased in 2009 by $5.3 million, or 8%, year-over-year despite a 34%, or $17.5 million, decline in total marine and land mobile product sales.

•

In 2009, we completed development and began shipments under a multi-year supply agreement with LiveTV, LLC, a subsidiary of JetBlue Airways Corporation, for a new DIRECTV-compatible satellite television antenna for use on narrowbody commercial aircraft operating in the United States.

•	We developed and launched the marine TracVision HD7 with TriAD technology, which simultaneously delivers programming from DIRECTV’s three primary Ka- and Ku-band satellites.

•	Cash flow from operations increased in 2009 by $2.0 million year-over-year despite a $3.2 million decline in net income.

Equity Incentive Program

Equity grants to each executive officer are based upon the executive’s prior performance, the equity awards previously granted and unvested, the importance of retaining the executive’s services and the potential for the executive’s performance to help us attain our long-term goals. These factors, as well as the individual achievements of each named executive officer as listed above in determining the 2009 base salary, were taken into consideration when determining the number of shares covered by the equity grant. When granting equity incentives to our executive officers, a team approach is utilized. Typically, as was the case in 2009, all executives other than the CEO and Chief Financial Officer, receive the same quantity of restricted awards as their roles and responsibilities are valued at an equivalent level. We believe that granting equity incentives in this manner is the best method of motivating our executive team to manage the Company in a manner consistent with the long-term interests of our Company and our stockholders. The CEO and Chief Financial Officer received a quantity of restricted stock awards in excess of our other executives due to the increased importance of their roles in managing the long-term interest of the Company, consistent with the Radford survey results for equity incentive levels for their positions. The equity awards granted to executives approximated the 50th percentile in the Radford survey data for all executives other than Patrick J. Spratt, Brent C. Bruun and James S. Dodez, whose equity award grants approximated the 75th percentile. The equity grants of these three individuals were deemed appropriate due to their responsibilities within the Company, which were determined to be beyond the general levels in the Radford survey data. Specifically, Mr. Spratt serves as the Chief Financial Officer, but also acts as the Chief Operating Officer, as he oversees the operations of our Company in the absence of such a specific position within our Company. In addition to being Vice President of Sales of our mobile communications products and services, Mr. Bruun is also responsible for the business deployment of our mini-VSAT Broadband service on a global basis, which includes negotiating numerous network infrastructure agreements. Mr. Dodez is not only the Vice President of Marketing, but is also in charge of strategic planning initiatives for our Company.

Equity grants to our non-executive employees consist of restricted stock awards or stock options with the quantity granted based on base salary level in most cases.

Timing of Equity Grants

We grant equity incentives to executives in the first quarter of each fiscal year, usually in conjunction with the annual review of the individual and collective performance of our executive officers.

We typically grant restricted stock awards or stock options to new hires on a quarterly basis, at the first Compensation Committee meeting subsequent to the employee’s start date. In addition, we typically grant restricted stock awards to non-executive employees during the third quarter of each fiscal year, the quantity of which is based on the individual’s salary level at the time of grant.

Exercise Price and Vesting of Equity Awards

Stock options are granted with an exercise price equal to the closing price of the Company’s stock on the NASDAQ Global Market on the date of grant, generally vest annually in increments of 25% of the number of shares granted on each anniversary of the date of grant and have a life of five years. Under this vesting schedule, the options are fully exercisable four years after the date of grant, provided that the employee is employed by the Company at the time of vesting.

Restricted stock awards are granted with no payment of cash consideration. In 2009, restricted stock awards were granted to executives on the following terms as determined by the Compensation Committee: (a) 50% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date; (b) 25% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date, contingent upon achieving two specific mini-VSAT sales objectives in 2009 and (c) 25% of the shares subject to the restricted stock award vest in four equal annual installments, the first of which vests on the first anniversary of the grant date, contingent upon achieving certain fiber optic gyro production output targets in 2009. The Company did not reach the mini-VSAT sales objectives in 2009, which supports the difficulty for the Company’s executives to achieve this strategic performance target. As a result, 25% of each executive’s restricted stock award was forfeited as of December 31, 2009. The Company did achieve the fiber optic gyro production output targets in 2009 and as a result, the executives were entitled to retain the performance-based restricted stock awards related to this goal. The Compensation Committee believes that this strategic performance target was difficult to achieve, in that the goal required employees to increase production output by at least 100% while also maintaining additional fiber optic gyro production-related capital expenditures within budgeted expectations and without acquiring any additional physical space all while maintaining high levels of production yield and quantity. In assessing the achievement of this goal, the Compensation Committee considered the fact that our production location was able to approximately double fiber optic gyro production output year-over-year with a modest head count increase in manufacturing personnel. The fiber optic gyro production process is very labor intensive with virtually no portion of the manufactured product based on off-the-shelf components. All lower-level components and assemblies are built by hand, one at a time, and manufacturing personnel require the ability to work with extremely fragile materials. Timely testing must be performed on every single fiber optic gyro unit. Acquiring and training the appropriate skilled workers for the fiber production process can often be lengthy due to the nature of the production process.

Restricted stock awards for non-executive employees vest in four equal annual installments, the first of which vests on the first anniversary of the grant date.

Other Compensation and Perquisites

General

Our executive officers are eligible to receive the same health and welfare benefits that are available to other employees and a contribution to their benefit premium that is the same percentage as provided to other employees. These benefit programs include health and dental insurance, life insurance, supplemental life insurance, and long-term disability insurance, and certain other benefits. In general, our employees pay approximately 30% of the health insurance premium due.

We maintain an Employee Stock Purchase Plan and a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all Company employees, including executive officers, are eligible to receive matching contributions from the Company. We presently match 50% of all employee 401(k)

plan contributions up to 4% of salary, with a maximum annual corporate match per employee of $3,000. We do not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than the 401(k) plan.

We provided automobile allowances to four executives in 2009. Martin Kits van Heyningen’s auto allowance was $10,220, Robert Balog’s was $6,000 and Robert Kits van Heyningen’s was $987. Brent Bruun received $15,000 in 2009 for automobile and housing allowances. Executive officers did not receive any other perquisites or other personal benefits or property from the Company.

We have no employment contract or change of control arrangement with any employee, except for the executive service agreement in place between the Company and the Managing Director of our Danish subsidiary. This agreement is required by Denmark law and includes the various terms and conditions of his employment with the Company.

Retention Bonus

In order to induce Brent C. Bruun to accept our offer of employment, we agreed in July 2008 to pay Mr. Bruun a retention bonus. The bonus was payable after the completion of 30 days of employment. If Mr. Bruun’s employment was terminated within 18 months of the commencement of his employment either voluntarily by him or by us for cause (as defined in our agreement with Mr. Bruun), Mr. Bruun would have been required to repay a pro-rata portion of the bonus, based on the number of full months of employment. During 2009, Mr. Bruun earned the right to retain $33,333 of this bonus.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives. However, stock ownership by executives is encouraged on a voluntary basis. Each of our executive officers holds both vested and unvested stock options and restricted stock awards as shown in the table entitled “Outstanding Equity Awards as of December 31, 2009.” The Compensation Committee reviews the vested and unvested stock options and restricted stock awards held by the executives each year.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1,000,000 that is paid to our CEO and our executive officers, unless that compensation is “performance-based” within the meaning of Section 162(m) and the regulations promulgated there under. The restricted stock awards that we grant under the 2006 Plan do not qualify as performance-based compensation. We believe that all of our stock options do so qualify and therefore are not subject to the deduction limitation of Section 162(m). The salary and bonuses paid to our executive officers are not exempt from this deduction limit. Accordingly, we may be unable to deduct some of the amounts that may be recognized as ordinary income by our executive officers.

We consider tax deductibility in the design and administration of our executive officer compensation plans and programs. However, we believe that it is in the best interests of the Company and its stockholders that we retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with the strategic goals of the Company.

Rules under generally accepted accounting principles determine the manner in which we account for grants of equity-based compensation to our employees in our consolidated financial statements. Our accounting policies for equity-based compensation are further discussed in note 7 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 9, 2010.

SUMMARY COMPENSATION TABLE

For 2009

The following table provides information concerning the compensation earned by our CEO, Chief Financial Officer and each of our three most highly compensated executive officers other than the CEO and Chief Financial Officer (collectively, “named executive officers”) during 2009. In addition, we are providing information regarding the compensation earned by Robert W.B. Kits van Heyningen, who is a director and an immediate family member of Martin A. Kits van Heyningen, our President, Chief Executive Officer and Chairman of the Board of Directors. We are treating Robert W.B. Kits van Heyningen as a “named executive officer” for purposes of the executive compensation disclosures in this proxy statement in lieu of the information that we would otherwise provide in response to the disclosure requirements for director compensation and related-party transactions.

In 2009, the salary and bonus of our named executive officers as a percentage of total compensation ranged from 34% to 50%.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kits van Heyningen	2009	382,051	1,000		458,000	—	281,132	13,220	1,135,403
President, Chief Executive Officer and Chairman of the Board of Directors	2008	364,620	250		441,500	—	203,820	24,492	1,034,682
	2007	355,006	1,000		—	173,924	40,860	22,130	592,920

Patrick J. Spratt	2009	264,439	1,000		229,000	—	128,103	3,000	625,542
Chief Financial Officer	2008	242,085	250		220,750	—	91,992	3,000	558,077
	2007	235,151	1,000		—	108,703	23,535	3,000	371,389

Brent C. Bruun	2009	216,322	34,333	(6)	137,400	—	84,495	18,000	490,550
Vice President, Sales and Business Development

Robert J. Balog	2009	224,823	1,000		137,400	—	76,238	9,000	448,461
Senior Vice President, Engineering	2008	204,348	250		132,450	—	53,307	9,000	399,355
	2007	198,960	1,000		—	54,351	14,934	9,000	278,245

James S. Dodez	2009	217,714	1,000		137,400	—	84,374	3,000	443,488
Vice President, Marketing and Strategic Planning	2008	200,755	250		132,450	—	59,851	3,000	396,306

Robert W.B. Kits van Heyningen	2009	212,053	1,000		137,400	—	69,177	3,987	423,617
Vice President, Research and Development and Director	2008	199,378	250		132,450	—	51,758	11,251	395,087
	2007	195,027	1,000		—	54,351	11,711	10,797	272,886

(1)	Reflects annual holiday bonus earned and paid in 2009, 2008 and 2007.
(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (ASC 718), of restricted stock awards granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. Also included in this amount is the aggregate grant date fair value of performance-based restricted stock awards, which is based on the probable outcome of the performance conditions related to these awards as of the grant date, excluding the impact of estimated forfeitures related to service-based vesting conditions. The probable outcome of the 2008 performance-based awards was estimated at 100%, and the awards paid out at 0% of target, as the performance criterion was not met. Therefore, no stock-based compensation was recorded on the performance-based restricted stock awards granted in 2008. The probable outcome of the 2009 performance-based awards was estimated at 100%, and the awards paid out at 50% of the target, as only one of the two performance criteria was met. Therefore, stock-based compensation associated with a quarter of the aggregate grant date fair value of the restricted stock awards was not recorded in 2009 as half of the total restricted stock awards granted in 2009 were performance-based awards.

(3)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718 of stock options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 7 to our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 9, 2010.

(4)

For 2009, the table reflects amounts that were earned under our management incentive plan for 2009 performance and that were determined and paid in March 2010. For 2008, the table reflects amounts that were earned under our management incentive plan for 2008 performance and that were determined and paid in March 2009. For 2007, the table reflects amounts that were earned under our management incentive plan for 2007 performance and that were determined and paid in March 2008.

(5)

Reflects the value of 401(k) matching contributions ($3,000 maximum) and auto and housing allowances. See “Compensation Discussion and Analysis—Other Compensation and Perquisites” for more information on these allowances. Named executive officers did not receive any other perquisites, personal benefits or property.

(6)	Amount includes $33,333, which represents the portion of Mr. Bruun’s retention bonus earned during 2009.

GRANTS OF PLAN-BASED AWARDS

For 2009

The following table provides information regarding grants of plan-based awards made to our named executive officers during 2009.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)	All Other Stock Awards: Number of Shares (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
		Target ($)	Target (#)
Martin A. Kits van Heyningen	3/11/2009	281,132
	3/11/2009		50,000		229,000
	3/11/2009			50,000	229,000

Patrick J. Spratt	3/11/2009	129,725
	3/11/2009		25,000		114,500
	3/11/2009			25,000	114,500

Brent C. Bruun	3/11/2009	86,000
	3/11/2009		15,000		68,700
	3/11/2009			15,000	68,700

Robert J. Balog	3/11/2009	77,203
	3/11/2009		15,000		68,700
	3/11/2009			15,000	68,700

James S. Dodez	3/11/2009	85,442
	3/11/2009		15,000		68,700
	3/11/2009			15,000	68,700

Robert W.B. Kits van Heyningen	3/11/2009	72,818
	3/11/2009		15,000		68,700
	3/11/2009			15,000	68,700

(1)	Reflects the date on which the grants and management incentive plan were approved by the Compensation Committee.
(2)

The amounts shown in these columns represent the executives’ annual incentive bonus targets under the management incentive plan. Under the cash bonus formula for 2009, the corporate performance goal was based on the Company’s progress against its business strategy for 2009 taking into account the economic environment. All amounts reflect executive achievement of 100% of both the individual performance goals as well as the corporate performance goals, although payouts could exceed the incentive bonus targets. In light of the economic environment in 2009, no threshold or maximum payout was set by the Compensation Committee when determining the bonus formula. See “Compensation Discussion and Analysis—Annual Cash Bonus” for more information regarding this plan.

(3)

Represents all grants of performance-based restricted stock awards under the 2006 Stock Incentive Plan in 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. Vesting of one-half of these performance-based awards was contingent upon achieving two specific mini-VSAT sales objectives in 2009 and vesting of one-half of these performance-based awards was contingent upon achieving certain fiber optic gyro production output targets in 2009. The awards contained no threshold or maximum payouts other than the targeted payout. One-half of the performance-based awards were forfeited as of December 31, 2009 due to the Company’s failure to attain the performance goal related to the mini- VSAT sales objectives. The restricted stock awards were received without payment of cash consideration.

The restricted stock awards for which the performance-based conditions were satisfied vest in four equal annual installments. See “Compensation Discussion and Analysis—Equity Incentive Program” for more information regarding these grants.

(4)

Represents all grants of non-performance-based restricted stock awards under the 2006 Stock Incentive Plan in 2009, excluding the impact of estimated forfeitures related to service-based vesting conditions. The restricted stock awards were received without payment of cash consideration. The restricted stock awards vest in four equal annual installments. See “Compensation Discussion and Analysis—Equity Incentive Program” for more information regarding these grants.

(5)

Reflects the grant date fair value of restricted stock awards granted to our named executive officers computed using the market price on the date of grant, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. One-half of the stock-based compensation expense associated with the aggregate grant date fair value of the performance-based restricted stock awards was not recorded in 2009 due to the Company’s failure to attain the performance goal related to the mini-VSAT sales objectives.

OUTSTANDING EQUITY AWARDS

As of December 31, 2009

The following table provides information concerning outstanding equity awards held by the named executive officers on December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Grant Date of Shares of Stock That Have Not Vested(3)	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Martin A. Kits van Heyningen					2/28/2008	18,750	276,375
					3/11/2009	75,000	1,105,500
	25,000	—	10.11	3/3/2010
	30,000	10,000	10.54	2/22/2011
	20,000	20,000	9.87	3/6/2012

Patrick J. Spratt					2/28/2008	9,375	138,188
					3/11/2009	37,500	552,750
	18,750	6,250	10.54	2/22/2011
	12,500	12,500	9.87	3/6/2012

Brent C. Bruun					3/11/2009	22,500	331,650
	18,750	56,250	8.89	8/8/2013

Robert J. Balog					2/28/2008	5,625	82,913
					3/11/2009	22,500	331,650
	17,000	—	10.11	3/3/2010
	5,625	1,875	10.54	2/22/2011
	6,250	6,250	9.87	3/6/2012

James S. Dodez					2/28/2008	5,625	82,913
					3/11/2009	22,500	331,650
	12,500	—	10.11	3/3/2010
	9,375	3,125	10.54	2/22/2011
	6,250	6,250	9.87	3/6/2012

Robert W.B. Kits van Heyningen					2/28/2008	5,625	82,913
					3/11/2009	22,500	331,650
	9,375	3,125	10.54	2/22/2011
	6,250	6,250	9.87	3/6/2012

(1)	The options vest and become exercisable in equal installments on the first four anniversaries of the grant date.
(2)	Each option was granted five years prior to the option expiration date.
(3)	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
(4)

Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($14.74) as of the close of trading on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED DURING 2009

The following table provides information regarding option exercises and the restricted stock awards vested for each of our named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Martin A. Kits van Heyningen	—	—	6,250	33,375
Patrick J. Spratt	7,340	19,532	3,125	16,688
Brent C. Bruun	—	—	—	—
Robert J. Balog	28,418	91,239	1,875	10,013
James S. Dodez	—	—	1,875	10,013
Robert W.B. Kits van Heyningen	12,500	48,793	1,875	10,013

(1)

The value realized equals the difference between the option exercise price and the fair market value of our common stock on the NASDAQ Global Market on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Value realized is calculated by multiplying the number of restricted stock awards vested by our common stock closing price on the NASDAQ Global Market on the vesting date.

We have no pension plan or nonqualified deferred compensation plan, and accordingly the tables of pension benefits and nonqualified deferred compensation are omitted.

Director Compensation

At the first meeting of the Board of Directors following the annual meeting of stockholders, non-employee directors will automatically receive a restricted stock award of 5,000 shares of our common stock. Each restricted stock award vests in four equal quarterly installments after the date of grant.

In addition, each non-employee director who is appointed to serve on the Audit Committee of our Board of Directors will receive, on the date of his or her initial appointment, a restricted stock award of 5,000 shares of our common stock and an additional restricted stock award of 5,000 shares on each anniversary, so long as he or she continues to serve on our Audit Committee. Each restricted stock award will vest in four equal quarterly installments after the date of grant.

Each newly elected non-employee director will automatically receive on the date of his or her election a restricted stock award of 10,000 shares of our common stock. Each initial grant will vest in four equal quarterly increments after the date of grant. Currently, our non-employee directors are Messrs. Ain, Honey, Ryan and Trimble.

In accordance with the policy regarding automatic grants to non-employee directors, at the first meeting of the Board of Directors after the 2009 annual meeting of stockholders, each of Messrs. Ain, Honey, Ryan and Trimble received a restricted stock award of 5,000 shares of common stock, the fair value of which was $39,200 on the date of grant. Each restricted stock award vests in four equal quarterly installments after the date of grant.

We also paid our non-employee directors a $25,000 annual retainer and $2,500 for each regularly scheduled quarterly Board meeting attended during 2009. No additional cash compensation was paid for attending any Board or Committee meetings. Directors who are employees did not receive separate fees for their services as directors.

Non-employee directors who also served as members of the Audit and Compensation Committees received an additional annual compensation of $3,000 and $2,000, respectively, except that the Chairman of each of the Audit and Compensation Committees received annual compensation of $6,500 and $3,000, respectively during 2009.

We paid compensation to Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen as set forth in the tables entitled “Summary Compensation Table” and “Grants of Plan-Based Awards.”

DIRECTOR COMPENSATION TABLE

For 2009

The following table provides information regarding the compensation of our directors who are not named executive officers for 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Bruce J. Ryan	43,500	78,400	121,900
Mark S. Ain	41,000	78,400	119,400
Charles R. Trimble	40,000	78,400	118,400
Stanley K. Honey	35,000	39,200	74,200

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of restricted stock awards granted during 2009, excluding the effect of estimated forfeitures.

(2)

Amounts shown reflect actual cash received during 2009 as well as the aggregate grant-date fair value of stock awards granted during 2009. Refer to the “Outstanding Director Equity Awards” table for information concerning outstanding equity awards held by our non-employee directors.

OUTSTANDING DIRECTOR EQUITY AWARDS

As of December 31, 2009

The following table provides information concerning outstanding equity awards held by our directors who are not named executive officers on December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Bruce J. Ryan					7,500	(3)	110,500
	10,000	—	9.97	7/27/2010
	5,000	—	11.65	8/2/2011
	5,000	—	11.71	8/7/2011
	10,000	—	8.66	7/26/2012
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013

Mark S. Ain					7,500	(3)	110,500
	10,000	—	9.97	7/27/2010
	5,000	—	11.65	8/2/2011
	5,000	—	11.71	8/7/2011
	10,000	—	8.66	7/26/2012
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013

Charles R. Trimble					7,500	(3)	110,500
	10,000	—	9.97	7/27/2010
	5,000	—	11.65	8/2/2011
	5,000	—	11.71	8/7/2011
	10,000	—	8.66	7/26/2012
	10,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013

Stanley K Honey					3,750	(3)	55,275
	5,000	—	9.97	7/27/2010
	5,000	—	11.65	8/2/2011
	5,000	—	8.66	7/26/2012
	5,000	—	8.89	8/8/2013
	5,000	—	4.25	12/12/2013

(1)	Each option was granted five years prior to the option expiration date.
(2)

Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($14.74) as of the close of trading on December 31, 2009.

(3)	Amounts include restricted stock awards granted on August 7, 2009, which vest in four equal quarterly installments, with the first vest date being November 7, 2009.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee established by our Board of Directors is currently composed of Messrs. Ain, Ryan and Trimble. Our Board of Directors adopted a charter for the Compensation Committee in April 2004. Under the charter, the Compensation Committee is responsible for recommending to the Board the compensation philosophy and policies that we should follow, particularly with respect to the compensation of the members of our senior management. The Committee is responsible for reviewing and approving the compensation of our executive officers, including our chief executive officer. In addition, the Board has delegated to the committee the authority to administer, review and make recommendations with respect to our incentive compensation plans and our equity-based plans.

The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our Committee’s review of, and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.

Compensation Committee

Mark S. Ain (Chairman)

Bruce J. Ryan

Charles R. Trimble

(1)

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2009 regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

The equity compensation plans approved by our stockholders are our Amended and Restated 2006 Stock Incentive Plan, Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan, Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan, and Amended and Restated 1996 Employee Stock Purchase Plan. Under the 2006 Plan, each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. The following table does not reflect grants from January 1, 2010 through April 1, 2010 of 175,000 restricted stock awards with a grant date fair value of $12.62 per share. The restricted stock awards were granted on the following terms as determined by the Compensation Committee: (a) the grantee received the restricted stock award without payment of cash consideration and (b) the total number of shares subject to the award will vest annually in four equal installments, the first of which vests on the first anniversary of the grant date. As of December 31, 2009, we did not have any equity compensation plans not approved by our stockholders.

Equity Compensation Plan Information

as of December 31, 2009

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	925,242	(1)	10.02	639,650	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total	925,242	(1)	10.02	639,650	(2)

(1)

Does not include 599,482 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of December 31, 2009 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $6.02. Any restricted stock award forfeited would be available for issuance under the Amended and Restated 2006 Stock Incentive Plan at a ratio of two available shares for each restricted stock award forfeited.

(2)

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. Includes 73,680 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan.

The following table provides information as of April 1, 2010 and therefore reflects grants from January 1, 2010 through April 1, 2010 of 175,000 restricted stock awards with a grant date fair value of $12.62, as well as exercises, cancellations, terminations and expirations of other awards since December 31, 2009.

Equity Compensation Plan Information

as of April 1, 2010

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Weighted-average remaining contractual term of outstanding options, warrants and rights (#)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)(#))
	(a)		(b)	(b)	(c)
Equity compensation plans approved by stockholders	835,325	(1)	10.02	1.92	293,200	(2)
Equity compensation plans not approved by stockholders	—		—	—	—

Total	835,325	(1)	10.02	1.92	293,200	(2)

(1)

Does not include 650,316 shares of restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan which were not vested as of April 1, 2010 and therefore subject to forfeiture. The weighted-average grant-date fair value of these shares of restricted stock was $7.88 and the weighted average remaining recognition period was 3.02 years. Any restricted stock award forfeited would be available for issuance under the Amended and Restated 2006 Stock Incentive Plan at a ratio of two available shares for each restricted stock award forfeited.

(2)

Each share issued under awards other than options will reduce the number of shares reserved for issuance by two shares (but will reduce the maximum annual number of shares that may be granted to a participant only by one share), and shares issued under options will reduce the shares reserved for issuance on a share-for-share basis. This amount is comprised of 73,680 shares of common stock reserved for future issuance under our Amended and Restated 1996 Employee Stock Purchase Plan as well as 179,986 and 39,534 reserved for future issuance under our Amended and Restated 2003 Incentive and Nonqualified Stock Option Plan and our Amended and Restated 2006 Stock Incentive Plan, respectively.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 1, 2010, there were 14,996,026 shares of our common stock outstanding, which includes 650,316 shares of restricted stock awards which have been issued and therefore, have voting rights, entitled to cast 14,966,026 votes. On April 7, 2010, the closing price of the common stock as reported on the NASDAQ Global Market was $13.15 per share.

Principal stockholders

The following table provides, to the knowledge of management, information regarding the beneficial ownership of our common stock as of April 1, 2010, or as otherwise noted, by:

•	each person known by us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each executive officer named in the summary compensation table; and

•	all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares included in the “Right to acquire” column consist of shares that may be purchased through the exercise of options that are vested or will vest within 60 days of April 1, 2010.

	Shares beneficially owned
	Outstanding	Right to acquire	Total	Percent
5% Stockholders
Royce & Associates, LLC (1) 745 Fifth Avenue New York, NY 10151	1,645,000	—	1,645,000	11.0
Systematic Financial Management, L.P. (2) 300 Frank W. Burr Blvd Glenpointe East, 7th Floor Teaneck, NJ 07666	880,598	—	880,598	5.9
Directors
Martin A. Kits van Heyningen (3)	392,611	72,975	465,586	3.1
Robert W.B. Kits van Heyningen	140,385	21,875	162,260	1.1
Mark S. Ain	51,800	45,000	96,800	*
Charles R. Trimble	25,000	45,000	70,000	*
Stanley K. Honey	41,875	25,000	66,875	*
Bruce J. Ryan	10,000	45,000	55,000	*
Other Named Executive Officers
Patrick J. Spratt (4)	119,511	43,750	163,261	1.1
James S. Dodez (5)	81,967	21,875	103,842	*
Brent C. Bruun	58,063	18,750	76,813	*
Robert J. Balog	40,530	16,875	57,405	*
All current directors and executive officers as a group (12 persons) (6)	1,045,183	389,687	1,434,870	9.3

*	Less than one percent.
(1)

Information is based on a Schedule 13G filed by Royce & Associates, LLC with the SEC on January 25, 2010. The Schedule 13G states that Royce & Associates, LLC has sole voting and sole dispositive power for 1,645,000 shares.

(2)

Information is based on a Schedule 13G filed by Systematic Financial Management, L.P. with the SEC on February 16, 2010. The Schedule 13G states that Systematic Financial Management, L.P. has sole voting power for 681,398 shares and sole dispositive power for 880,598 shares.

(3)	Includes 8,958 shares of common stock and 2,975 shares subject to options held by Martin A. Kits van Heyningen’s spouse, who is our creative director.
(4)	Includes 56,200 shares of common stock held by the revocable trust of Patrick J. Spratt and family.
(5)	Includes 42,639 shares of common stock held by the joint living trust of James S. Dodez and spouse and 2,529 shares of common stock held by Mr. Dodez’s spouse and children.
(6)	Includes 3,812 shares of common stock and 1,087 shares subject to options held by Daniel R. Conway’s spouse, who is a program manager for us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater-than-ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5, and amendments thereto furnished to us with respect to 2009, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner, with one exception. Brent Bruun, an executive officer, filed one Form 4 relating to a single transaction five business days late.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director independence

A majority of our directors are independent directors under the rules of the NASDAQ Global Market. Our Board of Directors has determined that our independent directors are Messrs. Ain, Honey, Ryan and Trimble.

Board meetings

During 2009, our Board of Directors met five times. Each incumbent director attended at least 90% of the total number of meetings held by the Board and the Committees of the Board on which he served during 2009. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. Last year, two of the six individuals then serving as directors attended the annual meeting.

Board leadership structure

Martin A. Kits van Heyningen currently serves as our President, Chief Executive Officer and Chairman of the Board. The Board has determined that, at present, combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of KVH and our shareholders. The Board believes that the CEO’s extensive knowledge of our businesses, expertise and leadership skills make him a more effective Chairman than an independent director.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. The Board has delegated significant authority to the Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised entirely of independent directors. The independent directors meet in an executive session at each regularly scheduled Board meeting and additional executive sessions may be convened at any time at the request of a director.

The independent directors have designated Mr. Ain to serve as our Lead Independent Director. The Lead Independent Director will, among other functions, preside at all meetings of the Board at which the Chairman is not present and will serve as a liaison between the CEO and the independent directors. The Lead Director also presides at executive sessions of the independent directors.

Risk management

Our Board of Directors administers its risk oversight role both directly and through its Committee structure. The Board consists of only six directors, four of whom are independent directors and two of whom are members of senior management. Of the four independent directors, three serve on each of the three principal Board committees, which make them knowledgeable about the aspects of our business under the jurisdiction of those committees. The Board’s Audit Committee meets frequently during the year and discusses with management, the Company’s chief financial officer and the Company’s independent external auditor: (a) current business trends affecting the Company; (b) the major risk exposures facing the Company; (c) the steps management has taken to monitor and control such risk factors; and (d) the adequacy of internal controls that could significantly affect the Company’s financial statements. The Board also receives regular reports from senior management about business plans and opportunities, as well as the challenges and risks associated with implementing those plans and taking advantage of new opportunities.

Board committees

Our Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee meets the independence requirements of the NASDAQ Global Market for membership on the committees on which he serves. The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee each have the authority to retain independent advisors and consultants. We pay the fees and expenses of these advisors. Our Board of Directors has adopted a written charter for each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. We have made each of these charters available through the Investor Relations page of our website at http://investors.kvh.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. Ain, Ryan and Trimble. Our Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board of Directors; the auditors report directly to the Committee. The Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. Our Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our Board has determined that Mr. Ryan is an Audit Committee financial expert under the rules of the SEC. Our Audit Committee met nine times during 2009.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee in February 2004. The current members of our Nominating and Corporate Governance Committee are Messrs. Ain, Honey, Ryan and Trimble. Our Nominating and Corporate Governance Committee’s responsibilities include providing recommendations to our Board of Directors regarding nominees for director and membership on the committees of our Board. An additional function of the committee is to develop corporate governance practices to recommend to our Board and to assist our Board in complying with those practices. Our Nominating and Corporate Governance Committee met twice during 2009.

Compensation Committee

The Compensation Committee’s responsibilities include providing recommendations to our Board regarding the compensation levels of directors, reviewing and approving the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our stock option and incentive plans, and authorizing other equity compensation arrangements. For more information regarding the authority of the Compensation Committee, the extent of delegation by the Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see “Compensation Discussion and Analysis.” Our Compensation Committee met eight times during 2009. Our Compensation Committee is currently composed of Messrs. Ain, Ryan and Trimble.

Compensation Committee interlocks and insider participation

No member of the Compensation Committee had any relationship requiring disclosure under the rules of the SEC regarding transactions and relationships with related parties, except as disclosed under “Certain relationships and related-party transactions.”

Director candidates and selection processes

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to our Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the Committee and other members of our Board. The Committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

In evaluating the qualifications of any candidate for director, the Committee considers, among other factors, the candidate’s depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Committee also considers whether the candidate will add diversity to the Board, including the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. In the case of incumbent directors whose terms are set to expire, the Committee also gives consideration to each director’s prior contributions to the Board. The minimum qualifications that each director must possess consist of general familiarity with fundamental financial statements, ten years of relevant business experience, no identified conflicts of interest, no convictions in a criminal proceeding during the five years prior to the date of selection and the willingness to execute and comply with our code of ethics. Although the Committee considers diversity as a factor in assessing any nomination, the Board does not have a formal policy with regard to diversity in identifying director nominees. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the Chairman of the Board who will in turn forward to the Nominating and Corporate Governance Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide our Nominating and Corporate Governance Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which we discuss elsewhere in this proxy statement.

Communications with our Board of Directors

Our Board, including all of the independent directors, has established a process for facilitating stockholder communications with our Board. Stockholders wishing to communicate with our Board should send written correspondence to the attention of our corporate secretary, Felise Feingold, KVH Industries Inc., 50 Enterprise Center, Middletown, RI 02842, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our secretary will forward all mail to each member of our Board of Directors.

Code of ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees, including our principal executive officer and principal financial and accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. You can obtain a copy of our code of ethics through the Investor Relations page of our website at http://investors.kvh.com.

Certain relationships and related-party transactions

Except as stated below, there were no reportable related-party transactions in 2009. Under its charter, the Audit Committee of the Board of Directors is responsible for approving any proposed related-party transaction. There are at present no written or otherwise established policies or procedures for the review, approval or ratification of related-party transactions, except the statement in the Audit Committee charter noted above.

Kathleen Kits van Heyningen, the spouse of Mr. Martin Kits van Heyningen, serves as our creative director. For fiscal 2009, total individual compensation for Kathleen Kits van Heyningen, based on total salary, bonus, aggregate grant date fair value of restricted stock granted during the year and all other compensation, as calculated in our 2009 Summary Compensation Table, was approximately $153,000.

Arent Kits van Heyningen, the father of Mr. Martin Kits van Heyningen and Mr. Robert W.B. Kits van Heyningen, serves as our chief scientist. For fiscal 2009, total individual compensation for Arent Kits van Heyningen based on total salary, bonus and all other compensation, as calculated in our 2009 Summary Compensation Table, was approximately $157,000.

Paula Conway, the wife of Mr. Daniel Conway, serves as a program manager for us. For fiscal 2009, total individual compensation for Paula Conway based on total salary, bonus, aggregate grant date fair value of restricted stock awards granted during the year and all other compensation, as calculated in our 2009 Summary Compensation Table, was approximately $141,000.

Mark S. Ain, a director, is a minority owner and advisor to ETS International, a ground transportation service company. In 2009, we paid ETS International $7,705 for services rendered in 2009. The Audit Committee has determined such services are reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party. In assessing Mr. Ain’s independence, our Board of Directors was aware of this information and concluded that it had no impact on his independence as a director.

AUDIT COMMITTEE REPORT (1)

The Board of Directors appointed an Audit Committee to monitor the integrity of our company’s consolidated financial statements, its system of internal control over financial reporting and the independence and performance of our independent registered public accounting firm. The Audit Committee also selects our company’s independent registered public accounting firm. The Audit Committee is governed by a written charter adopted by the Board of Directors.

The Audit Committee currently consists of three independent directors. Each member of the Audit Committee meets the independence requirements of the NASDAQ Global Market for membership on the Audit Committee.

Our company’s management is responsible for the financial reporting process, including the system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on the information provided to us and on the representations made by our company’s management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, our company’s independent registered public accounting firm for 2009, the overall scope and plans for their audit of our company’s consolidated financial statements for 2009. We met with them, with and without our company’s management present, to discuss the results of their audits of our consolidated financial statements and of our company’s internal control over financial reporting and to discuss with them the overall quality of our company’s financial reporting.

We reviewed and discussed the audited consolidated financial statements for 2009 with management and the independent registered public accounting firm.

We discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including a discussion of our company’s accounting principles, the application of those principles, and the other matters required to be discussed with Audit Committees under generally accepted auditing standards.

In addition, we received from the independent registered public accounting firm a letter containing the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board ethics and independence rule, Rule 3526, Communication with Audit Committees Concerning Independence, and discussed the disclosures with them, as well as other matters relevant to their independence from management and our company. In evaluating the independence of our auditors, we noted that they provided no services to our company beyond their audit and review of our consolidated financial statements. We also considered the amount of fees they received for audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that our company’s audited consolidated financial statements for 2009 be included in our company’s annual report on Form 10-K.

The Audit Committee

Bruce J. Ryan (Chairman)

Mark S. Ain

Charles R. Trimble

(1)

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any incorporation language in such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We expect that representatives of KPMG LLP, our independent registered public accounting firm for 2009, will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

The following is a summary of the fees for professional services rendered by KPMG LLP for 2009 and 2008:

Fee category	Fees
	2009	2008
Audit fees (1)	$400,000	$414,000
Audit-related fees (2)	11,000	—

Total fees	$411,000	$414,000

(1)

Audit fees consist of amounts billed for professional services rendered for the integrated audit of our consolidated financial statements, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of the interim condensed consolidated financial statements included in quarterly reports.

(2)	Audit-related fees consist of amounts billed arising from a registration statement and the review of comment letters received from the SEC in 2009.

We did not engage KPMG LLP to provide any tax services or other services during or with respect to 2009.

Pre-approval policies and procedures

Our Audit Committee approves each engagement for audit or non-audit services before we engage KPMG LLP to provide those services.

Our Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage KPMG LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy materials relating to our 2011 annual meeting of stockholders must be received by us at our executive offices no later than December 24, 2010 or, if the date of that meeting is more than 30 calendar days before or after May 26, 2011, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting.

In addition, our by-laws provide that a stockholder desiring to bring business before any meeting of stockholders or to nominate any person for election to the Board of Directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days before the scheduled annual meeting, must describe the business to be brought before the meeting and must provide specific information about the stockholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. For example, if we were to hold our 2011 annual meeting on May 5, 2011, in order to bring an item of business before the 2011 annual meeting in accordance with our by-laws, a stockholder would be required to have delivered the requisite notice of that item of business to us on or after February 4, 2011 and not later than March 6, 2011. If we hold our 2011 annual meeting before May 5, 2011, and if we give less than 70 days’ notice or prior public disclosure of the date of that meeting, then the stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the meeting and (2) the day on which we publicly disclosed the date of the meeting.

AVAILABLE INFORMATION

Stockholders of record on April 1, 2010 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Appendix A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KVH INDUSTRIES, INC.

KVH Industries, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That at a meeting of the Board of Directors of said corporation resolutions were duly adopted proposing and declaring advisable that the Restated Certificate of Incorporation of said corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED:	That the Board of Directors recommends and deems it advisable that the Certificate of Incorporation of the Corporation be amended to increase the total number of authorized shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation from 20,000,000 to 30,000,000.

RESOLVED:	That the foregoing amendment to the Certificate of Incorporation of the Corporation be submitted to the stockholders of the Corporation at the Annual Meeting for their consideration and approval.

RESOLVED:	That, following the approval of the foregoing amendment to the Certificate of Incorporation of the Corporation by the stockholders of the Corporation as required by law, the officers of the Corporation be, and they hereby are, and each of them acting alone hereby is, authorized and directed (a) to prepare, execute, acknowledge and file with the Secretary of State of the State of Delaware the foregoing amendment to the Certificate of Incorporation of the Corporation in the form approved by the stockholders of the Corporation and (b) to take any and all other actions necessary, desirable or convenient to give effect to the foregoing amendment to the Certificate of Incorporation of the Corporation.

SECOND:	That at a meeting of the stockholders on May __, 2010, the stockholders have approved the amendment in accordance with Section 211 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said KVH Industries, Inc. has caused this certificate to be signed by                                 , its                                 , this              day of                             , 2010.

KVH INDUSTRIES, INC.

By:__________________________________

Name:

Title:

A-1

Appendix B

KVH INDUSTRIES, INC.

THIRD AMENDED AND RESTATED

2006 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED ON MAY     , 2010)

SECTION 1. General Purpose of the Plan; Definitions.

The purpose of this KVH Industries, Inc. 2006 Stock Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, KVH Industries, Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Restricted Stock Units and Other Stock Unit Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 14.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 16.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”); provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on NASDAQ, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, and (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock Unit Award” means an Award granted pursuant to Section 8.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Restricted Stock Award” means an Award granted pursuant to Section 7A.

“Restricted Stock Unit” means an Award granted pursuant to Section 7B.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Other Stock Unit Awards, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised subject to the limits set forth in Section 5(b); and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 4,250,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan at the applicable ratio specified in Section 3(b). Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Notwithstanding the foregoing, shares of Stock tendered to us by a participant to exercise an Award or otherwise acquire shares, as well as shares withheld from the exercise of an Award or other acquisition of shares to cover any tax liability, shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(b) Share Counting Formula. Solely for the purpose of applying the limitation in Section 3(a), and not for purposes of Section 3(c) below, each Option granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted and each grant of an Award other than an Option under this Plan shall reduce the number of shares available for grant by two shares for every one share granted.

(c) Limitation on Awards. In no event may any Plan participant be granted Awards with respect to more than 120,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(d) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 16, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 14.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. Eligibility.

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase Stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Stock having a fair market value equal in amount to the aggregate exercise price of the Options being exercised; provided, however, that an optionholder may not utilize this method of payment unless the following conditions are met:

(1) at the time the optionholder submits the outstanding shares of Stock as payment of the aggregate exercise price of the Options being exercised, the optionholder shall have provided the Company with a letter stating that (a) the optionholder does not know of any material, non-public information concerning the Company, and (b) the Company is not currently in a “blackout” period; and

(2) the transaction shall have been approved by the President of the Company or its corporate counsel on the date on which the outstanding shares of Stock are tendered as payment of the aggregate exercise price of the Options being exercised.

(ii) if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iii) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv) by any combination of such methods of payment.

The delivery of shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Special Limits Affecting Section 16(b) Option Holders. Shares issuable upon exercise of Options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations thereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 6. [Reserved].

SECTION 7A. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted Restricted Stock shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 7A(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7A and subject to such other conditions contained in the written instrument evidencing the Restricted Stock. Unless the Committee shall otherwise determine, certificates, if any, evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7A(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any shares of Restricted Stock which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 14, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7B. Restricted Stock Units.

(a) Nature of Restricted Stock Unit. The Committee in its discretion may grant Restricted Stock Units to any Eligible Person, entitling the recipient to acquire Restricted Stock Units (“RSU”) with a value equivalent to a share of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a RSU shall have no rights with respect to such Award unless the participant shall have accepted the Award within thirty (30) days (or such shorter date as the Committee may specify) following the award by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the RSU in such form as the Committee shall determine.

(c) Rights as a Shareholder. The holder of a RSU shall have no rights as a shareholder.

(d) Restrictions. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), any RSUs which have not then vested shall automatically be forfeited to the Company.

(e) Vesting of RSUs. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the vesting of the RSU shall be conditioned. No later than 30 days following such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Company shall deliver to the participant one share of Stock for each vested RSU.

(f) Waiver, Deferral and Reinvestment of Dividends. No dividends shall be paid or accrue on any RSU.

SECTION 8. Other Stock-Based Awards.

Other Awards of shares of Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other property, may be granted hereunder to participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Stock to be delivered in the future. Other Stock Unit Awards may be paid in shares of Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

SECTION 9. Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock

Option held by such participant shall terminate immediately upon, and simultaneously with, termination of employment and be of no further force and effect.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 10. Tax Withholding and Notice.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

(d) With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply: (i) the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section 10 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date of exercise of the Option; and (ii) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Option which has been held by the employee for at least six months from the date of grant of the Option.

SECTION 11. Transfer and Leave of Absence.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 12. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding the foregoing, neither the Board nor the Committee shall have the power or authority to decrease the exercise price of any outstanding Stock Option, whether through amendment, cancellation and regrant, exchange or any other means, except for changes made pursuant to Section 3(c).

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 14. Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 14:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock, RSU or Other Stock Unit Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Option and (y) each holder of such an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Options, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent entity of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or such parent entity of such surviving entity) outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

SECTION 15. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates, if any, for Stock and Awards as it deems appropriate.

(b) Delivery of Shares. Delivery of shares to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall either (i) have delivered stock certificates representing the shares in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company, or (ii) placed such shares in electronic form in an account in the participant’s name.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

(d) Lock-Up Agreement. By accepting any Award, the recipient shall be deemed to have agreed that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the recipient shall enter into an agreement with such underwriters consistent with the foregoing.

SECTION 16. Effective Date of Plan.

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 17. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

* * *

Appendix C

KVH INDUSTRIES, INC.

AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED FEBRUARY 6, 1996, MAY 26, 1999, MAY 23, 2001,

DECEMBER 9, 2005, MAY 24, 2006, MAY 21, 2008, MAY 20, 2009 AND MAY     , 2010)

1.	PURPOSE.

The KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of KVH Industries, Inc. (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” shall have the meaning set forth in Paragraph 1.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of KVH Industries, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Compensation” means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(g) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(h) “Investment Accounts” shall have the meaning set forth in Paragraph 9.

(i) “Offering” shall have the meaning set forth in Paragraph 4.

(j) “Offering Commencement Date” shall have the meaning set forth in Paragraph 4.

(k) “Offering Termination Date” shall have the meaning set forth in Paragraph 4.

(l) “Plan” shall have the meaning set forth in Paragraph 1.

(m) “Subsidiary corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 425 of the Code.

3.	ELIGIBILITY.

(a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b) Each employee of the Company shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of twelve months of continuous service with the Company and/or its subsidiary corporations. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation; for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its subsidiary corporations to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.	OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of six-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.	PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company’s Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

6.	PAYROLL DEDUCTIONS.

(a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

(b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d) A participant may withdraw from the Plan at any time during the applicable Offering period; provided, however, that a participant who is an officer or director of the Company and who withdraws from the Plan during any Offering period will not be eligible for the grant of any subsequent option under the Plan for a period of six months.

7.	GRANTING OF OPTION.

(a) On the Offering Termination Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined by dividing 85% of the market value per share of the Common Stock on the applicable Offering Termination Date into an amount equal to the sum of (i) the payroll deductions that have been withheld for the account of the participating employee during the applicable Offering period plus (ii) any amounts in the employee’s account on the Offering Commencement Date that have been carried forward from prior Offerings. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

(b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be 85% of the average of the bid and the asked prices as reported by the Nasdaq Stock Market in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. (“NASD”) the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

(c) A participant who is an officer or director of the Company and who elects pursuant to Paragraph 8(a) with respect to any Offering not to exercise an option deemed to have been granted pursuant to this Paragraph 7, shall not be eligible for the grant of an option hereunder for a period of six months.

8.	EXERCISE OF OPTION.

(a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time will be returned to the Participant.

(b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.	INVESTMENT ACCOUNTS.

All shares of Common Stock purchased pursuant to Paragraph 8 shall be held in separate investment accounts (“Investment Accounts”) maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board for the participants. Each Investment Account shall be in the name of the participating employee. All dividends, if any, paid with respect to shares of Common Stock in a participant’s Investment Account shall be credited to his or her Investment Account. Each participant shall have all of the rights and privileges of a stockholder of the Company with respect to those shares purchased under the Plan and held in his or her Investment Account.

10.	WITHDRAWAL AND TERMINATION.

(a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant’s payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b) Except as set forth in Paragraphs 6(d) and 7(c), a participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

(c) Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d) Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company’s Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company’s Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.	STOCK.

(a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 600,000 shares of Common Stock, $.01 par value per share, of the Company. The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan in any Offering shall be one percent of the shares of Common Stock outstanding. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan carried forward to the next Offering or returned to the participant if he so chooses, by giving written notice to the Treasurer to this effect.

(b) The participant will have no interest in stock covered by his option until such option has been exercised.

(c) The shares of stock purchased by a participant who is an officer or director of the Company, or a beneficiary of a participant who was an officer or director of the Company pursuant to Paragraph 14 hereof, at each Offering Termination Date may not be sold or transferred by such participant or beneficiary for a period of six months following such Offering Termination Date. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.	ADMINISTRATION.

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.	DESIGNATION OF BENEFICIARY.

A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.	USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20.	MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.	APPROVAL OF STOCKHOLDERS.

The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683)

  within the USA, US territories & Canada

  any time on a touch tone telephone. There

  is NO CHARGE to you for the call.

• Follow the instructions provided by the

   recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors:	For	Withhold		For	Withhold

	01 - Charles R. Trimble*	☐	☐	02 - Martin A. Kits van Heyningen*	☐	☐	Ê

*To elect two Class II Directors to a three-year term.

		For	Against	Abstain			For	Against	Abstain

2.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.	☐	☐	☐	3.	To approve amendments to the KVH Industries, Inc., Amended and Restated 2006 Stock Incentive Plan to increase the number of shares issuable under the plan by 2,250,000 to 4,250,000 and to make certain other changes to the plan.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain

4.	To approve an amendment to the KVH Industries, Inc., Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of our common stock issuable under the plan by 50,000 to 600,000.	☐	☐	☐	5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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016NHA

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 26, 2010.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

KVH Industries, Inc.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KVH Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF

DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders

to be held on May 26, 2010

The undersigned hereby appoints Robert W.B. Kits van Heyningen and Felise Feingold, or either of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842, on May 26, 2010, at 11:00 a.m., Eastern time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 23, 2010, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.